UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

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RiceBran Technologies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RiceBran Technologies
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, AUGUST 19, 2014

TO THE SHAREHOLDERS OF RICEBRAN TECHNOLOGIES:

Notice is hereby given that the 2014 Annual Meeting of Shareholders (Annual Meeting) of RiceBran Technologies, a California corporation (Company), will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, AZ  85253, on Tuesday, August 19, 2014, at 9:00 a.m. local time, for the following purposes, as more fully described in the accompanying proxy statement (Proxy Statement):

1.	to elect 7 directors to serve on the Board of Directors until the 2015 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to approve the RiceBran Technologies 2014 Equity Incentive Plan;

3.	to approve, on a nonbinding advisory basis, the compensation of our named executive officers;

4	to ratify our appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

5.	to transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on June 27, 2014, are entitled to notice of and to vote at the meeting and any adjournment thereof.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet.  As a result, the Company is mailing to its shareholders a notice instead of a paper copy of the Proxy Statement and the Company’s 2013 Annual Report.  The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

J. Dale Belt, Secretary
Scottsdale, Arizona
July 1, 2014

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please vote by proxy via mail, telephone or Internet as described below.  If you attend the meeting, you may vote in person, even if you previously have returned your proxy card or voted via telephone or internet.

RiceBran Technologies
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

PROXY STATEMENT
FOR
2014 ANNUAL MEETING OF SHAREHOLDERS

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board of Directors (Board) for use at our 2014 Annual Meeting of Shareholders (Annual Meeting) to be held on Tuesday, August 19, 2014, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, AZ 85253.  The telephone number at that address is (480) 948-5000.

These materials were first sent or made available to shareholders on July 1, 2014.  These materials include (i) this Proxy Statement and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (SEC) on March 31, 2014 (Annual Report).  If you requested printed versions by mail, these materials also include the proxy card or vote instruction for the Annual Meeting.

Our principal executive offices are located at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253.  Our telephone number at that location is (602) 522-3000 and our website is www.ricebrantech.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve the RiceBran Technologies 2014 Equity Incentive Plan; (iii) approve, on a nonbinding advisory basis, the compensation of our named executive officers; (iv) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm and (v) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of RiceBran Technologies common stock (Common Stock) at the close of business on June 27, 2014 (Record Date) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 7,862,806 shares of Common Stock outstanding.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet.  Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (Notice) to the Company’s shareholders.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

The Notice will provide you with instructions regarding how to view on the Internet the Company’s proxy materials for the Annual Meeting.  The Company’s proxy materials are also available on the Company’s website at www.ricebrantech.com/InvestorRelations.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting.  For shares held directly in your name, you may accomplish this by voting again via the Internet or by telephone, by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of the Company at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of our common stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.  In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail.  If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope.  Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet.  If you are a registered shareholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card.  Shareholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: http://www.voteproxy.com or (ii) by telephone by dialing the toll-free number in the Notice.  If you vote by telephone or on the Internet, you do not have to mail in your proxy card.  If you wish to attend the meeting in person, however, you will need to bring valid picture identification with you. Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting date.

You may vote in person at the meeting.  If you are a registered shareholder and attend the meeting (please remember to bring your valid picture identification, admission ticket or other acceptable evidence of stock ownership as of the record date), you may deliver your completed proxy card in person.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares, along with valid picture identification.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from us.  Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet.  A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options.  If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and confirm that shareholders’ votes have been recorded properly.  Shareholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder using such services.  Also, please be aware that we are not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

With respect to the election of directors, every shareholder voting at the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven (7) candidates.  However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes.  On all other matters, each share of Common Stock outstanding on the Record Date entitles its owner to one vote.

Expenses of solicitation of proxies will be borne by us.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.  We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting.  Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum.  Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (Votes Cast) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors (Proposal 1).  Assuming a quorum is present, the affirmative vote of both (i) a majority of the shares of our common stock represented at the Annual Meeting and (ii) a majority of the shares required to constitute a quorum, are required to approve the 2014 Equity Incentive Plan (Proposal 2), to approve the advisory vote on executive compensation (Proposal 3) and to ratify the selection of our independent registered public accountants (Proposal 4).

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes,” we believe that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  We further believe that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter.  In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker “non-votes” in this manner.  Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Nominees will not have discretionary voting power with respect to the first three proposals to elect our directors, to approve the 2014 Equity Incentive Plan and the advisory vote on executive compensation, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to these proposals.

Deadlines for Submission of Shareholder Proposals for 2015 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials.  Our shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC or our bylaws.  Shareholders who wish to have a proposal considered for inclusion in the proxy materials for our 2015 Annual  Meeting must submit such proposal to us by March 3, 2015.  If we change the date of our 2015 Annual Meeting by more than 30 days from the date of this year’s meeting, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2015 Annual Meeting.  The submission of a proposal does not guarantee that it will be included in our proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials.  Shareholders who wish to present a proposal at our 2015 Annual Shareholder Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to our secretary at our principal executive offices by May 17, 2015.  If the date of our 2015 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by us no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized.  Shareholders wishing to make such proposals must also satisfy the other requirements set forth in our bylaws.  If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934 (Exchange Act), we may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2015 Annual Meeting, we will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

PROPOSAL ONE

ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of seven (7) directors is to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven (7) nominees named below, all of whom presently are directors of the Company.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy.  In the event that additional persons are properly nominated for election as directors, in accordance with our bylaws, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.  The seven (7) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.  It is not expected that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position
	(6)
W. John Short (4)	65	Chief Executive Officer, President and Director
David Goldman (1)(3)(5)	70	Director
Baruch Halpern (4)	63	Director
Henk W. Hoogenkamp (3)	65	Director
Robert S. Kopriva (1)(2)	63	Director
Robert C. Schweitzer (1)(2)(4)(5)	68	Chairman of the Board of Directors
Peter A. Woog (2)(3)	71	Director

(1)	Current member of the Audit Committee.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Nominating and Governance Committee.
(4)	Current member of the Executive Committee.
(5)	Current member of the Strategic Committee.

W. John Short has served as our chief executive officer and director since October 2009 and our president since April 2012.  From July 2009 until October 2009 he also served as our president.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, advisory board member and/or director to several companies including SRI Global Imports Inc., G4 Analytics Inc. and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the chief executive officer of Skip’s Clothing Company.  From January 2004 through December 2005, Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.  The Board believes that Mr. Short’s experience in the financial services and consumer products industry, including his over 35 years of management experience in this industry, his expansive network of contacts and relationships in the industry, his detailed knowledge of our business structure and our products, and his experience as our chief executive officer, are the attributes, skills, experiences and qualifications that allow Mr. Short to make a valuable contribution as one of our directors.

David Goldman has served as a director since October 2012.  Mr. Goldman, a certified public accountant, retired as a senior partner of Deloitte & Touche LLP (D&T) in 2001 after serving 35 years with that firm.  During his career, Mr. Goldman specialized in serving SEC registrants, held the positions of partner-in-charge and senior technical partner of the Arizona audit practice, and served in D&T’s New York executive office, Los Angeles office and certain other offices.  Since 2001, he has consulted on, and performed investigations of, various accounting and financial matters, many involving public companies.  He is a past member of the Council of the American Institute of CPAs and a past president of the Arizona Society of CPAs, among other executive board positions.  In addition, he served as Audit Committee Chairman, Financial Expert, and member of the Board of Directors of Swift Transportation from 2003 to 2006.  He currently serves on the board of ML Liquidating Trust.  Mr. Goldman obtained a bachelor’s degree in business administration and a masters of accounting degree from the University of Arizona.  The Board believes that Mr. Goldman’s extensive experience as a CPA, outside board experience and business knowledge and financial expertise are the attributes, skills, experiences and qualifications that allow Mr. Goldman to make a valuable contribution as one of our directors.

Baruch Halpern has served as a director since January 2012.  For more than 20 years, Mr. Halpern has been involved in equity research, advisory, capital raises, and has served as managing director of Halpern Capital, Inc., a boutique investment banking firm founded by Mr. Halpern in 2002.  He has also held senior finance positions at major corporations.  Since 2009, Mr. Halpern has been managing director of CrossCredit Capital, LLC, a firm focused on structured financial solutions, and since 2010 he has been managing director of Carbon Capital Advisors, LLC, a firm focused on green energy and carbon footprint amelioration.  He is chairman and founder of Sustain:Green, a firm founded in 2012 offering financial products such as prepaid debit and credit cards designed to fight climate change.  Prior to founding Halpern Capital in 2002, Mr. Halpern held various sell-side analyst positions.  Additionally, he gained substantial buy-side experience as vice president and portfolio manager at Fred Alger & Co., an investment advisory firm.  At Fred Alger & Co., Mr. Halpern served as a research group leader, managing a $1 billion portfolio with more than 600 companies in a broad range of industries.  Mr. Halpern has an extensive corporate and industry background, having also held positions with Celanese Corporation and Beech-Nut, Inc.  Mr. Halpern received his masters of business administration in finance from Baruch College.  Mr. Halpern has been a CFA Charter holder since 1982 and holds numerous FINRA certifications.  The Board believes that Mr. Halpern’s financial advisor and investment advisor experience, accounting and finance knowledge, and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. Halpern to make a valuable contribution as one of our directors.  Mr. Halpern was appointed as a director in connection with the financing under our January 2012 note and warrant purchase agreement.

Henk W. Hoogenkamp has served as a director since April 2012.  Since 2006, Mr. Hoogenkamp has been an author and an independent management consultant to multiple companies, including us from time to time.  From 1990 to 2006, Mr. Hoogenkamp served as a senior director of strategic technology with Solae, a wholly owned subsidiary of DuPont.  Mr. Hoogenkamp has authored eleven books on the importance of dairy protein and vegetable protein in formulated foods, beverages and meat products.  He has published over 500 articles in 14 languages discussing protein ingredient solutions.  Mr. Hoogenkamp is a member of several strategic and technology advisory boards to global food and ingredient companies.  He previously served as the President of DMV-Campina USA, now Royal FrieslandCampina, the world’s largest dairy protein operator.  In December 1996, Mr. Hoogenkamp received an honorary doctoral degree from the Institute of Sports Medicine, in Bucharest, Romania, for his pioneering work on the effects of protein supplementation for elite sport performance.  The Board believes that Mr. Hoogenkamp’s extensive knowledge of protein ingredient solutions, experience as a member of the strategic and technology advisory boards, network of contacts and relationships in this industry and his work experience, are the attributes, skills, experiences and qualifications that allow Mr. Hoogenkamp to make a valuable contribution as one of our directors.  The investors in our January 2012 note and warrant financing had the right to designate one individual for the Board to consider appointing as a director on our Board.  The investors designated Mr. Hoogenkamp, and after consideration and evaluation, the Board appointed Mr. Hoogenkamp as one of our directors.

Robert C. Schweitzer has served as a director and chairman of the board since October 2012.  Mr. Schweitzer was formerly the president of Shay Investment Services Inc., a holding company consisting of a bank, an investment management company, and a broker-dealer.  He served in that capacity from 2007 to 2012.  From 2005 until 2007, Mr. Schweitzer was the Florida regional president of Northwest Savings Bank.  Prior to 2005, he held numerous executive management positions at money center and major regional banks, including regional president of two major regional banks and chief executive officer and chairman of two community banks.  He was also a director of real estate consulting for Coopers & Lybrand.  He is currently chairman of the board of PetMed Express, Inc. (PETS/NASDAQ) and serves on the board of directors of Altisource Asset Management (AAMC/NYSE) and OmniComm Systems, Inc. (OMCM/OTCQB).  He also has served on the boards of four privately held companies and several not-for-profit entities.  Mr. Schweitzer holds a master of business administration degree from the University of North Carolina, and a bachelor of science degree from the United States Naval Academy.  He served in the United States Navy in the Nuclear Submarine Force and Navy Reserve for 30 years and retired with a rank of captain.  The Board believes that Mr. Schweitzer’s extensive experience in the financial services and investment industries, outside board experience with public, privately held and not-for-profit entities and extensive business knowledge, are the attributes, skills, experiences and qualifications that allow Mr. Schweitzer to make a valuable contribution as one of our directors.

Robert S. Kopriva has served as a director since December 2013.  Mr. Kopriva currently serves on the Board of Directors of Rupari Foods, a Wind Point portfolio company.  He is also a senior advisor to the chief executive officer of Bar-S Foods, an $800 million packaged food company, acquired by Sigma Alimentos in September 2010.  Mr. Kopriva was the former chairman of Premium Standard Farms, a $900 million public company.  Prior to Premium Standard Farms, he was president and chief executive officer of Sara Lee Foods, where he headed the integration of the U.S. supply chain and the U.S. food businesses before also assuming responsibility for the Mexican and European meat businesses.  Mr. Kopriva held various positions at Sara Lee including President of Jimmy Dean.  He served as a director of Santa Maria Foods, a former Wind Point portfolio company.  He holds a bachelor’s degree in accounting from the University of Illinois and an MBA from the Kellogg School of Management at Northwestern University.  The Board believes that Mr. Kopriva’s extensive experience in the food industry, management and board experience with public entities, financial expertise and business knowledge, are the attributes, skills, experiences and qualifications that allow Mr. Kopriva to make a valuable contribution as one of our directors.

Peter A. Woog has served as a director since December 2013.  Mr. Woog is currently a Partner at Najafi Companies where he seeks and evaluates acquisition opportunities, participates in the negotiation and due diligence process and assists the management of the acquired company during the post-sale period.  Mr. Woog works closely with currently held companies for strategic, business and financial planning.  Previously, Mr. Woog was with AT&T for over three decades, rising to vice-president.  In 1995, he became the chief executive officer and a director of Cable Systems Holdings and Cable Systems International when CitiCorp Venture Capital acquired the copper cable products division from AT&T.  This portfolio company then acquired a number of closely-held as well as publicly-traded communications companies.  During this period he also was a director of IPC Communications, IXNET, and LoDan Electronics.  Following the sale of these businesses he established Gray Fox Enterprises, a management consulting firm, where he assisted corporate managers and investors with business strategies and execution.  Among a number of assignments, he was CEO of International FiberCom and led the restructuring and sale of the company.  Mr. Woog holds a bachelor’s degree in mechanical engineering from Lowell Technological Institute (University of Massachusetts-Lowell) and a master of science in management science from Stevens Institute of Technology.  The Board believes that Mr. Woog’s extensive experience in strategic, business and financial planning and extensive business knowledge and management experience are the attributes, skills, experiences and qualifications that allow Mr. Woog to make a valuable contribution as one of our directors.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

Role of the Board; Corporate Governance Matters

Board Leadership Structure

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Currently, Mr. Schweitzer, an independent director, serves as chairman of the Board.

Risk Oversight

Our Board of Directors is currently comprised of seven directors, four of whom are independent.  The Board has four standing committees with separate chairs - the Audit, Compensation, Nominating and Governance and Executive Committees.  A majority of the members of each of the Audit, Compensation, Nominating and Corporate Governance Committee are independent directors.  Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies.  Our Audit Committee also serves as the contact point for employees to report corporate compliance issues.  Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics.  Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and review options for their mitigation.  Each of our Board committees also considers the risk within its area of responsibilities.  For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Board Independence

Our Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the Marketplace Rules of NASDAQ.  In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or our independent registered public accounting firm.  Based on its review, the Board determined that each of Messrs. Goldman, Kopriva, Schweitzer and Woog is independent under the NASDAQ criteria for independent board members.

Board Meetings and Committee Meetings

During 2013, the Board held 15 meetings and each director attended at least 75% of those meetings during the period that he was a director.  Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.  Our Board has delegated various responsibilities and authority to its committees as generally described below.  The committees will regularly report on their activities and actions to the Board.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  The members of the Audit Committee are David Goldman, Robert C. Schweitzer and Robert S. Kopriva.  Each of Messrs. Goldman, Schweitzer and Kopriva is independent under NASDAQ’s independence standards for audit committee members.  The Board has determined that each of Messrs. Goldman, Schweitzer and Kopriva is an “audit committee financial expert”, as defined by the rules of the SEC.  The charter of the Audit Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  The Audit Committee met 10 times in 2013 and each member of the Audit Committee attended at least 90% of those meetings.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers.  The members of the Compensation Committee are Robert C. Schweitzer, Robert S. Kopriva and Peter A. Woog.  Each of Messrs. Schweitzer, Kopriva and Woog is independent under NASDAQ’s independence standards for compensation committee members.  Our chief executive officer often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers.  The Compensation Committee seeks input on certain compensation policies from the chief executive officer.  The charter of the Compensation Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  In 2013, the Compensation Committee met 4 times and all members of the Compensation Committee attended each of the meetings.

In fulfilling its duties and responsibilities, the Compensation Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Compensation Committee's independent executive compensation consultant.  The Committee at all times exercises independent discretion in its executive compensation decisions.

The Compensation Committee (through its outside legal counsel) engaged Mercer (USA) Inc., a leading global independent human resources and compensation consulting firm, to assist the Committee and outside legal counsel in the structuring and drafting of the 2014 Plan.  The services of Mercer included providing comparative market data regarding equity incentive plan practices.  The Compensation Committee has further engaged Mercer to assist the Compensation Committee going forward in its monitoring, review, and evaluation of the 2014 Plan and to provide assistance and guidance to the Compensation Committee on executive officer and director compensation matters.  Use of this outside consultant is an important component of the compensation setting process, as it will further enable the Compensation Committee to make informed decisions based on market data and practices.  Mercer reports directly to the Compensation Committee.  The Compensation Committee has sole authority for the appointment, removal, replacement, compensation, and oversight of Mercer for executive officer and director compensation matters.

Executive Committee

The primary function of the Executive Committee is to exercise the power and authority of the Board as may be necessary during the intervals between meetings of the Board, subject to such limitations as are provided by law or by resolution of the Board.  The members of the Executive Committee are Baruch Halpern, Robert C. Schweitzer and W. John Short.  There is no charter for the Executive Committee.  Each of Messrs. Goldman and Schweitzer is independent under NASDAQ’s independence standards.  In 2013, the Executive Committee held no meetings.

Strategic Committee

On April 9, 2013, the Board established a Strategic Committee.  The primary functions of the Strategic Committee are to actively engage with management on strategic planning and to review and evaluate potential strategic transactions, with the goal of improving our performance and shareholder value.  The members of the Strategic Committee are David Goldman and Robert C. Schweitzer, each of whom is independent under NASDAQ’s independence standards.  There is no charter for the Strategic Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board and committees thereof.  The members of the Nominating and Governance Committee are David Goldman, Henk W. Hoogenkamp and Peter A. Woog.  Each of Messrs. Goldman and Woog is independent under NASDAQ’s independence standards.  The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  The Nominating and Governance Committee met twice in 2013 and all members of this committee at the time of a meeting attended each of these meetings.  In 2013, the Nominating and Governance Committee hired a consultant to identify and introduce to the committee potential candidates to serve on the Board.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate.  These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as our director.  Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint as well as more traditional diversity concepts.  In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment.  The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed.

The Nominating and Governance Committee will consider nominees recommended by shareholders.  Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, RiceBran Technologies, 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253.  Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered.  The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and us.
•	Directors should have reputations, both personal and professional, consistent with our image and reputation.
•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, RiceBran Technologies, 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253, who will forward the communication to the intended director or directors.  If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

We have a policy of encouraging, but not requiring, directors to attend our annual meeting of shareholders.  All of our current directors who were directors at the time of our 2013 Annual Meeting of Shareholders attended such meeting.

Director Compensation

Non-employee directors receive the following cash consideration for serving as directors and as members of committees of our Board of Directors:

	General Board Service	Executive Committee	Audit Committee	Nominating and Governance Committee	Compen- sation Committee	Nutra SA Management Committee Meeting
	($)	($)	($)	($)	($)	($)
General board service - all directors	40,000	-	-	-	-	-
Service as Chairman	25,000	-	-	-	-	-
Committee Assignments:
Committee Chair	-	15,000	10,000	7,000	7,000	-
Members	-	2,000	4,000	2,000	2,000	2,000
Meeting Attendance Fees:
Full Board:
In-person face-to-face	2,000	-	-	-	-	-
Telephonic	1,000	-	-	-	-	-

In addition to the fees reflected in the table above, non-employee directors receive a fee for attendance of management committee meetings of our Nutra SA subsidiary.  The fee is $6,000 per meeting attended in Brazil and $2,000 per meeting attended in the United States.

If a director chairs the Board and the Executive Committee, the $15,000 Executive Committee chair fee is not paid.

We reimburse all directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors’ and officers’ indemnity insurance policies.  Under the 2010 Equity Incentive Plan, each non-employee director automatically receives an option to purchase 1,250 shares of common stock on January 1 of each year. If a director becomes a member of the Board after January 1 of a year, the director will receive a stock option to purchase a pro rata portion of the 1,250 shares based upon the months remaining in the year after the director was elected.  On April 18, 2013, the Board increased the number of shares of common stock that each non-employee director automatically receives annually under the 2010 Equity Incentive Plan from 1,250 to 5,000 shares.  Subsequently, on December 4, 2013, the Board determined that no additional grants will be made under the 2010 Plan and, consequently, there were no automatic non-employee director grants on January 1, 2014.

In connection with the increase in the automatic director grant, on April 18, 2013, the Board granted each of the non-employee directors a stock option to purchase up to 3,750 shares of common stock. Each option has an exercise price of $16.00 per share, vests in nine equal monthly installments ending December 31, 2013, and expires on April 18, 2023.

On April 18, 2013, the Board granted each of the directors then serving on the Strategic Committee a stock option to purchase up to 1,250 shares of common stock.  Each option has an exercise price of $16.00 per share, vests in twelve equal monthly installments ending March 31, 2014 and expires on April 18, 2018. The members of the Strategic Committee receive no additional compensation for serving on the committee.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our non-employee directors in 2013 who served on the Board during the year:

	Fees Earned or Paid in Cash	Option Awards	All Other Compen- sation	Total
Name	($) (1)	($) (2)	($)	($)
David Goldman	73,500	75,903	-	149,403
Baruch Halpern	64,000	59,636	-	123,636
Henk W. Hoogenkamp	57,000	59,636	-	116,636
Richard H. Koppes (3)	29,500	59,636	-	89,136
Robert S. Kopriva (4)	2,000	-	-	2,000
Robert C. Schweitzer	94,000	75,903	-	169,903
Peter A. Woog (4)	-	-	-	-

(1)	Amounts shown in this column reflect the annual aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.
(2)	The amount shown is the grant date fair value of each award, and the assumptions used to calculate the fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2013. As of December 31, 2013, the directors named in the table held outstanding option awards to purchase the following number of shares of our common stock: David Goldman, 6,563 shares; Baruch Halpern, 6,996 shares; Henk W. Hoogenkamp, 8,745 shares; Richard H. Koppes, no shares; Robert S. Kopriva no shares, Robert C. Schweitzer, 6,563 shares, and Peter A. Woog, no shares.

(3)	Richard H. Koppes resigned from the Board on June 18, 2013.
(4)	Robert S. Kopriva and Peter A. Woog joined the Board On December 13, 2013.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Any waivers of any provision of this code for our directors or officers may be granted only by the Board or a committee appointed by the Board. Any waivers of any provisions of this code for an employee or a representative may be granted only by our chief executive officer or principal accounting officer. We will provide any person, without charge, a copy of this Code. Requests for a copy of the code may be made by writing to RiceBran Technologies at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253, Attention: Secretary.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

APPROVAL OF THE RICEBRAN TECHNOLOGIES 2014 EQUITY INCENTIVE PLAN

The Board is requesting that our shareholders approve the RiceBran Technologies 2014 Equity Incentive Plan (the 2014 Plan).  The Board adopted the 2014 Plan on June 25, 2014.  The Board and the Compensation Committee of the Board consulted with Mercer (USA) Inc., a leading global independent human resources and compensation consulting firm, in structuring the 2014 Plan.

The Board has determined that it is in the best interests of the Company and its shareholders to adopt the 2014 Plan.  The Board believes that:

•	grants of stock options help create long-term equity participation in the Company and thereby assist it in attracting, retaining, motivating and rewarding employees, consultants and directors;

•	awards of restricted stock can help achieve these objectives with fewer shares and lower dilution than options;

•	stock options, restricted stock awards and stock bonus awards will be essential to attracting new employees and others who contribute to our growth and development;

•	to remain competitive with other companies with regard to its long-term incentive plans, we must continue to provide employees with some level of equity compensation and that an inability to offer equity incentives to new and current employees would put us at a competitive disadvantage with respect to attracting and retaining qualified personnel.

Summary of the 2014 Plan

The following is a summary of the principal provisions of the 2014 Plan.  This summary is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached as Appendix A to this proxy statement.

Administration.  The 2014 Plan will be administered by the Compensation Committee of our Board of Directors or such other committee or subcommittee of the Board that the Board designates to administer the 2014 Plan (the Committee).  The Committee will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2014 Plan.  The Committee may delegate the authority to grant awards to one or more officer or director, subject to any terms, conditions or limitations the Committee may impose.  In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2014 Plan may be deferred automatically or at the election of either the holder of the award or the Committee.  Subject to the provisions of the 2014 Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability or the lapse of any restrictions relating to any outstanding award.  The Committee has authority to interpret the 2014 Plan, and establish rules and regulations for the administration of the 2014 Plan.  In addition, the Board may exercise the powers of the Committee at any time, except with respect to the grant of awards to our executive officers.

Eligibility.  All current and prospective employees, consultants and current non-employee directors of the Company or its affiliates (each a Participant), are eligible to be granted awards under the 2014 Plan.  Eligibility for the grant of awards and actual participation in the 2014 Plan will be determined by the Committee.  Every person who at the date on which an award was granted to the person (the Grant Date) is an employee of the Company or its affiliate is eligible to receive awards, including options that are intended to be incentive stock options (ISOs) within the meaning of the Code.  As of June 27, 2014, we had approximately 300 employees, all of whom are eligible to receive awards under the 2014 Plan.  Every person who at the Grant Date is a consultant to the Company or its affiliate, or any person who is a director of the Company but not an employee, is eligible to receive awards, including non-qualified options (NQOs), but is not eligible to receive ISOs. No Participant will be eligible to receive awards for more than 500,000 shares of common stock during any calendar year or $3,000,000 of awards denominated in cash for any calendar year (adjusted on a proportionate basis for any performance period that is not based on one calendar year). If the actual number of shares of common stock awards granted to a Participant during a calendar year is less than this maximum, the maximum number that will apply to that Participant for the following calendar years will automatically increase by the shortfall until the excess has been used.

Securities Subject to the 2014 Plan.  The number of shares of common stock that may be issued under all stock-based awards made under the 2014 Plan will be equal to 1,600,000.  These 1,600,000 shares represent approximately 12% of our outstanding common stock on a fully diluted basis, assuming all stock options and warrants outstanding were exercised in full. The shares covered by the portion of any grant that expires unexercised under the 2014 Plan will become available again for grants under the 2014 Plan.  In the event of a stock split, recapitalization, or similar event, the number of shares reserved for issuance under the 2014 Plan is subject to adjustment in accordance with the provisions for adjustment in the 2014 Plan.

Granting of Options.  No stock options may be granted under the 2014 Plan after 10 years from the date the Board of Directors initially adopted the 2014 Plan.  Options may not be exercisable for more than 10 years from their Grant Date, except that an ISO granted to any ten percent shareholder expires five years from the Grant Date.  The exercise price of an ISO or an NQO will be determined by the Committee, and for ISOs must be at least equal to the fair market value of the stock covered by the ISO at the Grant Date (110% of the fair market value for ISOs granted to a ten percent shareholder).  For purposes of the 2014 Plan, fair market value, unless otherwise required by any applicable provision of the Code, means the five-day daily volume-weighted average price reported for the Common Stock on the Grant Date.

Each award will be evidenced by a written agreement (in the case of options, referred to as the option agreement, and in the case of other awards, referred to as the award agreement), in a form satisfactory to the Company, executed by the Company and the Participant to whom the award is granted.  Provisions of award agreements need not be the same for each Participant.  Awards may, in the sole discretion of the Committee, be exercisable entirely at the Grant Date or at such times and in such amounts as the Committee may specify.

Restricted Stock.  Subject to the provisions of the 2014 Plan, the Committee would be permitted to grant restricted stock.  Restricted stock would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2014 Plan or the applicable award agreement, except that the Committee may determine that restricted stock will be permitted to be transferred by the participant for no consideration.  Restricted stock will be evidenced in such manner as the Committee determines.  Unless otherwise determined by the Committee at grant, each restricted stock award is subject to forfeiture if the Participant engages in detrimental activity (as defined in the 2014 Plan)  prior to the vesting of the restricted stock.  In addition, if within the one year period following the vesting of the restricted stock the Participant engages in a detrimental activity, the Company may recover from the Participant an amount equal to the fair market value as of the vesting date of the restricted stock.

Other Stock-Based Awards.  Subject to the provisions of the 2014 Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock.  The Committee would be permitted to determine the amounts and terms and conditions of any such awards.  If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance-Based Cash Awards” would be required to be satisfied.  Unless otherwise determined by the Committee at grant, each other stock-based award is subject to forfeiture if the Participant engages in detrimental activity (as defined in the 2014 Plan)  prior to the vesting of such award.  In addition, if within the one year period following the vesting of the award the Participant engages in certain detrimental activities described in the 2014 Plan, the Company may recover from the Participant an amount equal to the fair market value as of the vesting date of the award.

Performance-Based Cash Awards.  Performance-based cash awards granted under the 2014 Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m).  Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. Performance goals must be based solely on one or more of the following business criteria:

•	enterprise value or value creation targets;
•	income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;
•	cash flow including, but not limited to, from operations or free cash flow;
•	specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Committee;
•	net sales, revenues, net income or earnings before income tax or other exclusions;
•	operating margin; return on operating revenue or return on operating profit;
•	return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;
•	market capitalization, fair market value of the shares of the Company’s Common Stock, franchise value (net of debt), economic value added;
•	total shareholder return or growth in total shareholder return (with or without dividend reinvestment);
•	proprietary investment results;
•	estimated market share;
•	expense management/control or reduction (including without limitation, compensation and benefits expense);
•	customer satisfaction;
•	technological improvements/implementation, new product innovation;
•	collections and recoveries;
•	property/asset purchases;
•	litigation and regulatory resolution/implementation goals;
•	leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);

•	risk management/implementation;
•	development and implementation of strategic plans or organizational restructuring goals;
•	development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;
•	employee satisfaction or staff development;
•	formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base;
•	completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets; or
•	other Company specific operational metrics.

The limits on awards intended to represent "qualified performance-based compensation" within the meaning of Section 162(m) were described above under the section titled Eligibility.  To the extent permitted under Section 162(m), (including any requirements for shareholder approval), the Committee may designate additional business criteria on which the performance goals can be based, or adjust, modify or amend the aforementioned business criteria.

Corporate Transactions.  The 2014 Plan provides that in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin off, split off, reorganization or partial or complete liquidation, issuance of rights or warrants to purchase Common Stock or securities convertible into Common Stock, sale or transfer of all or part of the Company’s assets or business, or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718, then (i) the aggregate number or kind of shares that thereafter may be issued under the 2014 Plan, (ii) the number or kind of shares or other property (including cash) subject to an award, (iii) the purchase or exercise price of awards, or (iv) the individual Participant limits set forth under the 2014 Plan shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the 2014 Plan.

Notwithstanding the above, in the event of certain transactions resulting in a change of control of the Company, the Committee may terminate all outstanding and unexercised awards, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the transaction, in which case during the period from the date on which such notice of termination is delivered to the consummation of the transaction, each such Participant shall have the right to exercise in full all of such awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the change of control transaction, and, provided that, if the change of control transaction does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

The Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

Payment of Exercise Price.  Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to the Company. Proceeds of any such payment will constitute general funds of the Company.  To the extent vested, a stock option may be exercised in whole or in part at any time during its term, by giving written notice of exercise to the Committee along with payment in full of the purchase price by a permitted method.  The first method is in cash or by check, bank draft or money order payable to the order of the Company.  The second permitted method, to the extent permitted by law, authorized by the Committee, and if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, is through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price.  The Committee may allow other methods or terms and conditions acceptable to the Committee (including the relinquishment of stock options or by payment in full or in part in the form of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances)).  No shares of Common Stock will be issued until payment is made or provided for.

Termination of Employment.  Any award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, the Company or an affiliate (Employment Termination), expires upon the date of Employment Termination.  If Employment Termination is due to the disability or death of the Participant, an award or portion thereof that has vested as of the date of Employment Termination, to the extent the award has not then expired or been exercised, is exercisable for a period of twelve (12) months after the date of Employment Termination, but in any event no later than the expiration date of the award.   If Employment Termination is involuntary without cause, then the Participant may, within ninety (90) days after the date of Employment Termination, exercise such award rights to the extent they were exercisable on the date of Employment Termination.  If Employment Termination is voluntary without cause, then the Participant may, within thirty (30) days after the date of Employment Termination, exercise such award rights to the extent they were exercisable on the date of Employment Termination.   If Employment Termination is with cause, then Participant’s awards shall expire on the date of Employment Termination, or at such later time and on such conditions as are determined by the Committee.

Amendment, Suspension or Termination of the 2014 Plan.  The Board may at any time amend, alter, suspend or discontinue the 2014 Plan without shareholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any award previously granted, without the Participant's consent, except to conform the 2014 Plan and awards granted to the requirements of federal or other tax laws.

Summary of Federal Income Tax Consequences

The following description of federal income tax consequences associated with participation in the 2014 Plan is based on current provisions of the Code and administrative and judicial interpretations thereof.  It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations.  The applicable rules are complex and may vary depending upon a Participant's individual circumstances.  The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every Participant of the 2014 Plan or in connection with transactions thereunder.

Incentive Stock Options

1.  Option, Exercise, Alternative Minimum Tax.  A Participant will not have taxable income upon the grant or exercise of an ISO.  However, upon exercise, the difference between the fair market value of the common stock acquired upon exercise of the option exceeding the exercise price of the shares acquired (the Option Spread) on the exercise date for the common stock acquired upon exercise of the option (the Option Shares) is included on the Participant's "alternative minimum taxable income" in determining the Participant's liability for the "alternative minimum tax." "Alternative minimum tax" is imposed to the extent it exceeds a Participant's regular tax liability.  The maximum alternative minimum tax rate applicable to individuals is now 28%.  The Option Spread generally is measured for this purpose on the day the option is exercised; however, if both (i) the Option Shares are subject to a "substantial risk of forfeiture" (including a right of repurchase in favor of the Company) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within thirty (30) days after the purchase date (a Section 83(b) Election), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses.  The Company receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition (defined below).

In general, an ISO must be exercised within ninety (90) days of Employment Termination to retain the federal income tax treatment described above.  This 90-day period does not apply in the case of a Participant who dies while owning an option.  In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to twelve (12) months.  The 2014 Plan allows the Committee to extend the period during which a Participant may exercise the option.  Any such extension may be treated as the grant of a new option to the Participant, which must meet the requirements for ISO status on the date of the agreement; in all events, if an option is exercised more than three (3) months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

2.  Sale of Option Shares; Disqualifying Dispositions.  A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to the Company) or other disposition of Option Shares held longer than two (2) years from the grant date and one (1) year from the date the Participant receives the shares.  If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a Disqualifying Disposition), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income.  For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed.  If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be characterized as long term or short term, depending on the holding period.  The holding period for Option Shares commences with the option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk lapsed.  A sale of common stock to the Company, including use of common stock to pay withholding or withheld by the Company upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

3. Section 162(m) of the Code. Section 162(m) of the Code limits the deductions available to the Company for federal income tax purposes to the extent that our chief executive officer or any of our four other most highly compensated executive officers at the end of a given year receive more than $1.0 million in compensation in any single year.  For purposes of Section 162(m), compensation includes the amount of ordinary income that may be recognized by an option holder as outlined above.  However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, the Company may deduct it for federal income tax purposes even if the individual’s total compensation exceeds $1.0 million in a single year.  For options granted under the 2014 Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, our shareholders are required to approve the material terms of the 2014 Plan, including the maximum number of shares that may be granted to an employee during a specified period.

The Company believes that it is in the best interests of the Company and its shareholders to preserve to the maximum allowable extent tax deductions that may potentially be available to the Company.

Non-Qualified Stock Options

1.  Option; Exercise; Tax Consequences to the Company.  Generally, a Participant does not have taxable income upon the grant of an NQO.  Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above.  If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise equal to the Option Spread on the exercise date.  The Participant's tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining capital gain or loss also will begin with the day after transfer.  If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse.  In such a case, the Participant's holding period will also begin with the date of lapse.

If the exercise price of an NQO is less than the fair market value of the Option Shares on the date of grant, the Participant recognizes ordinary income as the option vests in an amount equal to the excess of (i) the fair market value of the Option Shares on the vesting date, over (ii) the exercise price.  In addition, Section 409A of the Code also imposes a 20% excise tax and an interest penalty on the amount of such income.

2.  Sale of Option Shares.  Upon sale other than to the Company of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant's tax basis in the shares, which will be long-term or short-term depending on the holding period.  A sale of shares to the Company will constitute a redemption of such shares, which may be taxable as a dividend.

New Plan Benefits

The grant of stock options or other awards under the 2014 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Committee.  As of the date of this Proxy Statement, there has been no determination by the Committee with respect to future awards under the 2014.  Accordingly, future awards are not determinable.  The table of option grants under "Executive Compensation" provides information with respect to the grant of options to the named executive officers during 2013.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE RICEBRAN TECHNOLOGIES 2014 EQUITY INCENTIVE PLAN

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), our shareholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders.  The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NONBINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

BDO USA, LLP (BDO) has been appointed by the Audit Committee to continue as our registered public accountants for the fiscal year ending December 31, 2014.  Shareholder ratification of BDO as our independent registered public accounting firm is not required by our Bylaws or otherwise.  The Board is seeking such ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection of BDO as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2014.  Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of us and our shareholders.  We expect a representative of BDO to be present at the Annual Meeting or otherwise be available to make a statement or respond to questions.

Fees Billed by Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by our independent registered public accounting firm.

BDO fees are summarized below:

	2013	2012
Audit fees	$408,861	$382,375
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$408,861	$382,375

Audit fees

Audit fees relate to services related to the audit of our financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and consents and assistance in connection with other filings, including statutory audits.

Audit-Related Fees

There were no audit related fees in 2013 or 2012.

Tax fees

There were no tax fees in 2013 or 2012.

All other fees

There were no other fees in 2013 or 2012.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services.  All fees reported under the headings Audit Fees, Audit-Related Fees, Tax Fees and All Other fees above for 2013 and 2012 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporation by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board for the fiscal year ended December 31, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees issued by the Public Company Accounting Oversight Board (PCAOB).

The committee also received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent accountant’s communications with the committee concerning independence, and has discussed with BDO USA, LLP the independent accountant’s independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.  The committee and the Board have also recommended, subject to shareholder ratification, the selection of BDO USA, LLP as our independent registered public accounting firm for 2014.

Respectfully submitted,

Audit Committee of the Board of Directors

David Goldman
Robert S. Kopriva
Robert C. Schweitzer

EXECUTIVE OFFICERS

W. John Short, 65, has served as our chief executive officer and director since October 2009 and our president since April 2012.  From July 2009 until October 2009 he also served as our president.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, advisory board member and/or director to several companies including SRI Global Imports Inc., G4 Analytics Inc. and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the chief executive officer of Skip’s Clothing Company.  From January 2004 through December 2005, Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.  The Board believes that Mr. Short’s experience in the financial services and consumer products industry, including his over 35 years of management experience in this industry, his expansive network of contacts and relationships in the industry, his detailed knowledge of our business structure and our products, and his experience as our chief executive officer, are the attributes, skills, experiences and qualifications that allow Mr. Short to make a valuable contribution as one of our directors.

Jerry Dale Belt, 56, has served as our chief financial officer, chief accounting officer and executive vice president since June 2010.  He has also served as our secretary since December 2011.  Mr. Belt is a certified public accountant, a certified turnaround professional, and a certified insolvency and restructuring advisor with thirty five years of experience in finance and accounting in both public and private industry.  He had been our financial advisor from November 2009 to June 2010.  From September 2008 through June 14, 2010, Mr. Belt served as managing director of restructuring for Sierra Consulting Group, a provider of turnaround, receivership, and consulting services.  From 2002 through 2008, Mr. Belt served as managing director for FTI Consulting, Inc., a global business advisory firm.  Mr. Belt began his restructuring career in 1999 with PricewaterhouseCoopers.  Mr. Belt has consulted with companies ranging from startups to large multi-national enterprises.  Prior to 1999, Mr. Belt served for 15 years in numerous senior management positions in privately held enterprises.  From 1978 to 1984, Mr. Belt spent 6 years in the audit group of Coopers & Lybrand, conducting attestation services for large corporations.

Mark McKnight, 48, has served as our senior vice president of contract manufacturing and president of our wholly owned subsidiary Healthy Natural, Inc. (H&N) since January 2014.  Mr. McKnight founded H&N and was the CEO and Chairman of H&N since 2008.  Mr. McKnight started developing unique product formulations in 1995 and has developed successful products that cover three key channels of distribution, including MLMs, health food stores and mass retailers.  Mr. McKnight has been in the natural products industry since 1993, and he is a current member of the Natural Products Association and the Institute for Food Technologists.

Robert D. Smith, Ph.D.,53, has served as our senior vice president of sales and business development since November 7, 2013, and was senior vice president of business development from March 2012 to November 2013.  Dr. Smith brings over 20 years’ experience managing research and development and business development in the Ag-biotech industry.  He served as director of business development at HerbalScience Group from 2007 to 2010 and worked at Affynis LLC from 2010 to 2012 as a consultant.  Dr. Smith has also served as director of research and developments at Global Protein Products Inc. and PhycoGen Inc., and was project leader at Dekalb Genetics, a Monsanto Company.  Dr. Smith was a research assistant professor at the Ag-Biotech Center at Rutgers University and did his post-doctoral work in plant molecular biology at the University of Missouri-Columbia.  He holds a doctor of philosophy degree in molecular genetics and cell biology from the University of Chicago and a bachelor of arts degree in biology from the University of Chicago.

EXECUTIVE COMPENSATION

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our executive officers and to assure that they are compensated effectively in a manner consistent with our compensation strategy and resources, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components:  (i) establish competitive base salaries to attract qualified talent, and (ii) evaluate performance and grant performance-based bonuses that may include equity and cash components.  We try to establish executive compensation base salaries to allow us to remain competitive in our industry and to attract and retain executives of a high caliber.  Similarly, we try to align a component of annual compensation to performance and achievement of our objectives in an effort to retain highly motivated executives who are focused on performance.  We review other public reports and take into account the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels.  Our performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and compensation levels.

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid for services rendered to us in all capacities during fiscal year 2013 and 2012 to (i) each person who served as our chief executive officer during fiscal 2013; (ii) the two most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of fiscal 2013 and whose total compensation for such year exceeded $100,000; and (iii) up to two additional individuals for whom disclosures would have been provided in this table, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2013 (sometimes referred to collectively as the “named executive officers”).

				Nonequity
			Option	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($) (1) (2)	($) (4)	($) (3)	($) (6)	($)
W. John Short, President and Chief Executive Officer	2013	375,000	-	426,157	56,488	857,645
	2012	375,000	63,886	-	55,124	494,010

Jerry Dale Belt, Chief Financial Officer and Secretary	2013	255,000	-	157,191	7,650	419,841
	2012	255,000	14,307	-	6,885	276,192

Robert D. Smith, Senior Vice President of Sales and Business Development (5)	2013	139,425	-	30,849	4,483	174,757
	2012	78,845	83,900	-	22,309	185,054

(1)	Option awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period. The assumptions used to calculate the fair value of option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2013.
(2)	As further described in the Narrative Disclosure to the Summary Compensation Table below, in 2012, we granted Mr. Short and Mr. Belt option awards in lieu of payment of cash salaries representing 10% of the named executive officer’s salary for 2012. The fair value of each option award is included in the “Salary” column of the table above.
(3)	As further described in the Narrative Disclosure to the Summary Compensation Table below, in 2013 this column includes $426,157 of bonuses for Mr. Short, $157,191 of bonuses for Mr. Belt and $30,849 of bonuses for Dr. Smith.
(4)	For Messrs. Short and Belt, reflects the change in the fair value of options held that were repriced in 2012. For Dr. Smith, reflects the grant date fair value of option awarded in 2012 and the change in fair value of that same option repriced in 2012.
(5)	Robert D. Smith began employment on March 19, 2012.
(6)	All other compensation consists of the following amounts for 2013 and 2012:

	2013
	Mr. Short	Mr. Belt	Dr. Smith
	($)	($)	($)
Life insurance premiums	19,314	-	-
Commuting expense reimbursements	25,924	-	-
401(k) safe harbor contribution	11,250	7,650	4,483
Total	56,488	7,650	4,483

	2012
	Mr. Short	Mr. Belt	Dr. Smith
	($)	($)	($)
Life insurance premiums	19,316	-	-
Commuting expense reimbursements	25,683	-	19,944	(1)
401(k) safe harbor contribution	10,125	6,885	2,365
Total	55,124	6,885	22,309

(1)	We paid for the costs of Dr. Smith’s commute between California and Arizona until October 2013.

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the employment agreements we entered into with each of the named executive officers and current executive officers.  All warrant, option, share and per share information in this prospectus gives retroactive effect to a one-for-200 reverse stock split effective as of November 13, 2013.

W. John Short, President and Chief Executive Officer

On July 6, 2009, we entered into an employment agreement with W. John Short. The term of the employment agreement, as amended, extends through November 30, 2014, and the term extends automatically for successive one-year terms unless either we or Mr. Short notifies the other in writing at least 180 days prior to the expiration of the then-effective term of our or his intention not to renew the employment agreement.  Mr. Short’s annual salary is $375,000.  Mr. Short is entitled to a one-time cash bonus of $150,000 and reimbursement if his family relocates to Arizona, and he is reimbursed for reasonable expenses for commuting between Arizona and Oregon.  We maintain a $5,000,000 life insurance policy on Mr. Short’s life during the term of his employment for the sole benefit of Mr. Short and his wife.  Mr. Short may be eligible to earn an annual bonus each year up to 75% of his annual salary and a discretionary bonus each year up to 100% of his annual salary, with the actual amount and requirements of these bonuses to be determined by our Board or Compensation Committee.

In December 2013, Mr. Short earned a bonus under a cash incentive bonus plan approved by the Board covering nearly all employees.  This plan, as amended, provided for payments to employees, still employed at the time of payments, when (i) we are cash flow positive, and (ii) cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of $300,000 to Mr. Short which has been accrued but remains substantially unpaid.

In addition, in December 2013, our Board approved payments under an executive bonus plan which provided for payments to senior managers, still employed at the time of payments, when cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of these bonuses, including a bonus of $126,158 to Mr. Short.

In 2012, Mr. Short received 90% of his salary under his employment agreement in cash.  On April 25, 2012, Mr. Short was granted a stock option to purchase up to 1,719 shares of common stock at an exercise price equal to $24.00 per share.  The option vested as to 25% of the underlying shares on April 25, 2012, and the remainder vested in installments through 2012.  The fair value of the option on the date of grant equaled 10% of Mr. Short’s salary.  In December 2012, the exercise price on all outstanding options held by Mr. Short was lowered to $16.00 per share.

For a description of the termination and change in control provisions of Mr. Short’s employment agreement, see “Termination and Change in Control Arrangements”.

Jerry Dale Belt, Chief Financial Officer and Secretary

On June 8, 2010, we entered into an employment agreement with Mr. Belt.  As amended, the agreement’s term extends through June 1, 2015.  Pursuant to the employment agreement, we agreed to pay Mr. Belt an annual salary of $230,000 which increased to $255,000 on January 1, 2011. Mr. Belt may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by our Board or Compensation Committee.

In December 2013, Mr. Belt earned a bonus under a cash incentive bonus plan approved by the Board covering nearly all employees..  This plan, as amended, provided for payments to employees, still employed at the time of payments, when (i) we are cash flow positive, and (ii) cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of these bonuses, including a $100,000 bonus to Mr. Belt which has been accrued but remains substantially unpaid.

In addition, in December 2013, our Board approved payments under an executive bonus plan which provided for payments to senior managers, still employed at the time of payments, when cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of these bonuses, including a bonus of $57,191 to Mr. Belt.

In February 14, 2012, we modified the termination and change in control provisions of Mr. Belt’s employment agreement. For a description of the termination and change in control provisions of Mr. Belt’s employment agreement, see “Termination and Change in Control Arrangements”.

In 2012, Mr. Belt received 90% of his salary under his employment agreement in cash. On April 25, 2012, we granted Mr. Belt a stock option to purchase up to 1,169 shares of common stock at an exercise price equal to $24.00 per share.  The option vested as to 25% of the underlying shares on April 25, 2012, and the remainder vested in installments through 2012.  The fair value of the option on the date of grant equaled 10% of Mr. Belt’s salary. In October 2012, the exercise price on all outstanding options held by Mr. Belt was lowered to $16.00 per share.

Robert D. Smith, Senior Vice President of Sales and Business Development

Dr. Smith’s initial annual salary, upon his employment on March 19, 2012, was $100,000.  His annual salary increased on January 1, 2013, to $125,000 and on June 1, 2013, to $150,000.  Dr. Smith may be eligible to earn an annual bonus as determined by our Board or Compensation Committee.  Dr. Smith is entitled to reimbursement of up to $15,000 if his family relocates to Arizona.

In December 2013, our Board approved payments under an executive bonus plan which provided for payments to senior managers, still employed at the time of payments, when cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of these bonuses, including a bonus of $30,849 to Dr. Smith.

In connection with his employment, we granted Dr. Smith a stock option to purchase up to 3,750 shares of common stock at an exercise price equal to $28.00 per share.  The option vested as to 33.3% of the underlying shares on both December 31, 2012 and December 31, 2013, and the remainder will vest on December 31, 2014.  In October 2012, the exercise price on the option held by Dr. Smith was lowered to $16.00 per share.

Mark McKnight, Senior Vice President of Contract Manufacturing and President of H&N

On September 20, 2013, we entered into an employment agreement with Mr. McKnight which became effective on January 2, 2014 upon the closing of our acquisition of H&N.  Mr. McKnight’s term of employment runs through December 31, 2018.  Pursuant to the employment agreement, we agreed to pay Mr. McKnight an annual salary of $200,000.  Mr. McKnight may be eligible to earn a quarterly bonus each quarter in an amount up to $85,000 and an annual bonus up to $200,000 per year if H&N meets certain financial targets.  Mr. McKnight is also entitled to reimbursement of reasonable expenses incurred during Mr. McKnight’s relocation to Arizona.

For a description of the termination and change in control provisions of Mr. McKnight’s employment agreement, see “Termination and Change in Control Arrangements”.

Equity Compensation Arrangements

2005 Equity Incentive Plan

The Board adopted the 2005 Equity Incentive Plan (2005 Plan) in May 2005 and our shareholders approved the 2005 Plan in September 2005.  Under the terms of the 2005 Plan, we could grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services to us on such terms as are determined by the Board.  A total of 50,000 shares of common stock were reserved for issuance under the 2005 Plan.  During 2013, no grants were made under the 2005 Plan.  As of December 31, 2013, options to purchase a total of 34,234 shares were outstanding.  In 2012, the Board determined that no additional grants will be made under the 2005 Plan.  Options granted under the 2005 Plan have terms of up to 10 years.  Our Board administered the 2005 Plan, determined vesting schedules on plan awards and could accelerate their schedules for award recipients.

2010 Equity Incentive Plan

The Board adopted our 2010 Equity Incentive Plan (2010 Plan) in February 2010. A total of 125,000 shares of common stock were initially reserved for issuance under the 2010 Plan.  The amount reserved increased annually each January 1st by 5% of the outstanding shares as of the prior December 31st.  Additionally, in 2011 the Board approved a 40,000 share increase in the number of shares of common stock reserved under the 2010 Plan.  Under the terms of the 2010 Plan, we could grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services on such terms as are determined by the Compensation Committee.  As of December 31, 2013, options to purchase a total of 127,899 shares were outstanding.  On December 4, 2013, the Board terminated the 2010 Plan.  The Compensation Committee administered the 2010 Plan, determined vesting schedules on plan awards and could accelerate the vesting schedules for award recipients.  The options granted under the 2010 Plan have terms of up to 10 years.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards

The following table provides information as of December 31, 2013, regarding equity awards held by each of our named executive officers.

		Option Awards
		# of Securities Underlying Unexercised Options	# of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
		(# Exercisable)	(# Un-exercisable)	(#)	($/sh)	Date
W. John Short		25,000	-	-	16.00	7/5/2019
		10,000	-	-	16.00	7/7/2020
	(1)	11,563	3,437	-	16.00	7/7/2020
	(4)	590	-	-	16.00	7/15/2014
	(5)	1,719			16.00	4/25/2022

Jerry Dale Belt		5,000	-	-	16.00	6/15/2020
	(2)	5,938	1,562	-	16.00	6/15/2020
	(4)	401	-	-	16.00	7/15/2014
	(5)	1,169			16.00	4/25/2022

Robert D. Smith	(3)	2,500	1,250	-	16.00	3/27/2022

(1)	Shares underlying the option vest and become exercisable monthly in equal installments over the 48 months ending November 30, 2014.
(2)	Shares underlying the option vest and become exercisable monthly in equal installments over the 48 months ending October 27, 2014.
(3)	Shares underlying the option vest and become exercisable in equal installments On December 31, 2012, December 31, 2013, and December 31, 2014
(4)	Awards granted in lieu of salary for 2011.
(5)	Awards granted in lieu of salary for 2012.

Termination and Change in Control Arrangements

Mr. Short, Mr. Belt and Mr. McKnight are entitled to compensation upon termination of their employment with us or a change in control of the Company. Regardless of the manner in which their employment terminates, they will be entitled to receive amounts earned during the term of their employment. Such amounts include:

●	the portion of their current annual base salary and bonuses which have accrued through the date of termination;

●	vested stock options; and

●	payment for accrued but unused vacation.

In addition, immediately before a Change of Control Transaction, all stock options granted pursuant to the 2010 Plan will vest and become fully exercisable. Under the 2010 Plan, a “Change of Control Transaction” means the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by our then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of its assets; or (iii) the consummation of a merger or consolidation of the Company or a subsidiary with another corporation or any other entity, other than a merger or consolidation which results in our voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Mr. Short, Mr. Belt and Mr. McKnight have entered into employment agreements with us that entitle them to additional compensation following termination or a change of control as discussed below.

W. John Short

Termination for Disability. In the event we terminate Mr. Short’s employment because of his Disability, Mr. Short is entitled to a lump sum cash payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Disability” is defined as Mr. Short’s substantial inability to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12-month period, due to a physical or mental disability.

Termination Without Cause, for Good Reason, Non-renewal of Employment Agreement, for Death or for Work Related Disability. In the event Mr. Short’s employment is terminated (i) by us other than for “cause”, (ii) because we elect to not renew his employment agreement at the end of its term, (iii) Mr. Short terminates his employment for “good reason”, (iv) due to Mr. Short’s death or (v) due to Mr. Short’s “work related disability”, Mr. Short shall be entitled to:

●	a cash lump sum payment equal to the greater of (i) the base salary and annual bonuses that Mr. Short would have been paid had he remained employed for the remainder of the then current term or (ii) the base salary and annual bonuses that Mr. Short would have been paid if he remained an employee for 12 months following the date of termination (such amount, the Short Severance Payment);

●	his option to purchase a total of 25,000 shares of common stock, expiring July 5, 2019, immediately vests in full and remains exercisable for 2 years following the date of termination; and

●	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which remains uncured for 30 days after written notice of the breach is delivered to Mr. Short, (ii) Mr. Short has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Short has committed, as determined by our Board in good faith, or has been convicted of fraud, moral turpitude, embezzlement, theft, other criminal conduct or any felony, (iv) Mr. Short habitually misuses alcohol, drugs, or any controlled substance, or (v) Mr. Short breaches his proprietary information agreement with us.

“Good Reason” is defined as (i) any material breach by us of Mr. Short’s employment agreement; (ii) a material reduction of his duties or responsibilities, or the assignment of duties or responsibilities to Mr. Short that are not consistent or commensurate with his position as chief executive officer or (iii) any reduction of Mr. Short’s base salary.

“Work-Related Disability” shall mean that Mr. Short, due to a physical disability that arises out of or is incurred in connection with his employment, has been substantially unable to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12 month period; provided, that a “Work-Related Disability” shall not include a disability arising from, or resulting from, stress, mental, nervous, behavioral or emotional disorders, or related conditions or from alcohol, drug, or controlled substance abuse or misuse.

Termination in Connection With a Change of Control. In the event that Mr. Short resigns or is terminated within 60 days before and 90 days after a Change of Control (as defined below), Mr. Short shall be entitled to:

●	a cash lump sum payment equal to the Short Severance Payment;

●	his options to purchase a total of 25,000 shares of common stock, expiring July 5, 2019, shall immediately vest in full and remain exercisable for 2 years following the date of termination;

●	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon; and

●	a cash lump sum payment equal to the difference between (i) two times the sum of Mr. Short’s base salary and target bonus level for the year in which the termination occurs and (ii) an amount equal to the Short Severance Payment.

“Change of Control” is defined as the occurrence of any of the following events: (i) the consummation of a merger or consolidation of the Company with any other entity which results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any such person or group of persons.

Jerry Dale Belt

Termination Without Cause, for Good Reason, or Death. In the event Mr. Belt’s employment is terminated (i) by us other than for Cause, (ii) by Mr. Belt for Good Reason, or (iii) due to Mr. Belt’s death, Mr. Belt shall be entitled to a cash lump sum payment in an amount equal to the base salary that Mr. Belt would have been paid had he remained employed for the 180 day period following the date of his termination (the Belt Severance Payment).

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for 30 days following written notice of breach, (ii) Mr. Belt has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Belt has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) Mr. Belt habitually misuses alcohol, drugs, or any controlled substance, (v) Mr. Belt breaches his proprietary information agreement, or (vi) Mr. Belt fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, is defined as (i) any material breach by us of any provision of Mr. Belt’s employment agreement; (ii) a material reduction of Mr. Belt’s duties or responsibilities, or the assignment of duties or responsibilities to Mr. Belt that are not consistent or commensurate with his position as chief financial officer or (iii) any reduction of Mr. Belt’s base salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

Termination in Connection With a Change of Control. In the event that Mr. Belt resigns or is terminated within 60 days before and 90 days after a Change of Control, Mr. Belt shall be entitled to:

●	a cash lump sum payment equal to the Belt Severance Payment;

●	his options to purchase a total of 12,500 shares of common stock, expiring June 15, 2020, shall immediately vest in full and remain exercisable for a period of 90 days following termination; and

●	a cash lump sum payment equal to the difference between (i) two times the sum of Mr. Belt’s base salary for the year in which the termination occurs and (ii) an amount equal to the Belt Severance Payment.

Mark McKnight

Termination Without Cause, for Good Reason, or Disability or Death.  In the event Mr. McKnight’s employment is terminated (i) by us other than for Cause, (ii) by Mr. McKnight for Good Reason, or (iii) due to Mr. McKnight’s disability or death, Mr. McKnight shall be entitled to a cash lump sum payment in an amount equal to all previously accrued but unpaid compensation plus the base salary that Mr. McKnight would have been paid through December 31, 2018, but no more than six months of base salary shall be paid to Mr. McKnight in the event of Mr. McKnight’s disability and no more than twelve months of base salary shall be paid to Mr. McKnight for termination without Cause, for Good Reason or for death.  In addition, Mr. McKnight shall receive quarterly bonus payments through December 31, 2018 on any bonus payments he would have earned based on H&N meeting certain financial targets; provided that the quarterly bonus payments due to Mr. McKnight will be due only through the earlier of December 31, 2018 or the six month anniversary of Mr. McKnight’s termination if such termination was due to his disability.

“Cause” is defined as (i) a material breach of the terms of Mr. McKnight’s employment agreement, which breach remains uncured for 30 days following written notice of breach, (ii) Mr. McKnight’s gross negligence or material willful or gross misconduct in the performance of his duties, (iii) Mr. McKnight has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) Mr. McKnight habitually misuses alcohol, drugs, or any controlled substance, or (v) Mr. McKnight breaches his proprietary information agreement.

“Good Reason”, is defined as (i) any material breach by us of any provision of Mr. McKnight’s employment agreement; (ii) a material reduction of Mr. McKnight’s duties or responsibilities, or the assignment of duties or responsibilities to Mr. McKnight that are not consistent or commensurate with his position as our senior vice president or president of H&N, or (iii) any reduction of Mr. McKnight’s base salary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 27, 2014, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors and director nominees, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or are exercisable within 60 days after June 27, 2014, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other shareholder.  Unless otherwise indicated, the address for each shareholder listed in the following table is c/o RiceBran Technologies, 6720 N. Scottsdale Rd, Suite 390, Scottsdale, AZ 85253.

	Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage (1)
Gregory J. Vislocky, 7700 NE Parkway Drive Vancouver, WA 98662	517,684	6.58%
W. John Short (2)	65,147	*
David Goldman (3)	12,613	*
Baruch Halpern (4)	721,001	9.16%
Henk W. Hoogenkamp (5)	17,698	*
Robert S. Kopriva	-	*
Robert C. Schweitzer (6)	15,063	*
Peter A. Woog	-	*
Jerry Dale Belt (7)	13,603	*
Mark McKnight	451,850	5.75%
Robert D. Smith, PhD (8)	2,500	*
All directors and executive officers as a group (10 persons) (9)	1,299,475	16.53%

(1)	The applicable percentage of ownership is based on 7,862,806 shares of our common stock outstanding as of June 27, 2014, together with shares issuable upon exercise of options and warrants exercisable within 60 days of June 27, 2014.
(2)	Includes 1,250 shares held by the KAWJS Trust and 51,038 shares issuable upon exercise of options held by Mr. Short.
(3)	Includes 50 shares held by the David Goldman & Lois A Goldman TRS FBO GOLDMAN FAMILY TRUST UA 04/23/2004, 3,000 shares issuable upon exercise of warrants and 6,563 shares issuable upon exercise of options held by Mr. Goldman.
(4)	Includes 58,872 shares held by the Baruch Halpern Revocable Trust, 610,268 shares held by The Shoshana Shapiro Halpern Revocable Trust and 6,996 shares issuable upon exercise of options held by Mr. Halpern.
(5)	Includes 8,745 shares issuable upon exercise of options.
(6)	Includes 6,563 shares issuable upon exercise of options and 4,000 shares issuable upon exercise of warrants.
(7)	Includes 13,603 shares issuable upon exercise of options.
(8)	Includes 2,500 shares issuable upon exercise of options.
(9)	Includes 96,008 shares issuable upon exercise of stock options and 7,000 shares issuable upon exercise of warrants.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2013, certain information with respect to our 2005 Equity Incentive Plan and 2010 Equity Incentive Plan, and with respect to certain other options as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	34,234	$20.93	-	(1)
Equity compensation plans not approved by shareholders	145,203	25.07	-	(2)
Total	179,437	$24.28	-

(1)    Represents shares reserved for future issuance under our 2005 Equity Incentive Plan.  In 2012, the Board determined that no additional grants will be made under the 2005 Plan.
(2)    Represents shares reserved for future issuance under our 2010 Equity Incentive Plan.  On December 4, 2013, the Board determined that no additional grants will be made under the 2010 Plan.

A description of our 2005 Equity Incentive Plan and 2010 Equity Incentive Plan is set forth above under “Equity Compensation Arrangements”.  The per share exercise prices of the options on our common stock outstanding pursuant to compensation arrangements that have not been approved by our shareholders vary from $6.00 to $242.00.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction).  Each Related Party Transaction that occurred since January 1, 2013, has been approved by our Board, Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation”, we believe that there have been no Related Party Transactions since January 1, 2013, other than those described below.

In 2013, the holders of our subordinated convertible notes agreed to amend their notes to reduce the interest rate to 5% from 10%, change the maturity of the notes to July 2016 (if there was a different maturity date) and to remove the conversion feature and antidilution protections upon the closing of an equity raise in excess of $7.0 million (Modification).  Concurrently, certain warrant holders agreed to exchange warrants to purchase shares of our common stock for the future issuance of shares of our common stock (Exchange).  The former warrant holders committed to exchange their warrants, which were cancelled upon closing an equity raise on December 18, 2013.  We were not required to issue the shares until after our shareholders voted to approve an increase in our authorized shares of common stock.

Transactions with Baruch Halpern

Entities beneficially owned by Baruch Halpern, our director, invested $2,600,000 in our subordinated convertible notes and related warrants prior to 2013.  During 2013, and the six months ended June 30, 2014, we paid $288,836 and $57,253 of interest on subordinated notes beneficially owned by Mr. Halpern.  The terms of the notes beneficially owned by Mr. Halpern were changed in the Modification.

As a result of the Exchange, warrants beneficially owned by Mr. Halpern for the purchase of up to 185,714 shares of common stock ($14.00 per share exercise price with a July 31, 2017 expiration), related to the subordinated convertible notes were cancelled in exchange for 634,679 shares of our common stock which were not required to be issued until after our shareholders voted to approve an increase in our authorized shares of common stock, which occurred May 30, 2014.

In connection with the Exchange, other warrants beneficially owned by Mr. Halpern for the purchase of up to 45,683 shares of common stock ($14.00 per share exercise prices and expirations between January 2017 and August 2017) were cancelled in exchange for 75,376 shares of our common stock (with a fair value of $0.3 million at time of the Exchange) which were not required to be issued until after our shareholders voted to approve an increase in our authorized shares of common stock, which occurred May 30, 2014.

Transactions with W. John Short

W. John Short, our chief executive officer and director, invested in our subordinated convertible notes and related warrants $50,000 in January 2012 and $25,000 in April 2013.  During 2013, and the six months ended June 30, 2014, we paid approximately $1,000 of interest on the convertible notes.  In June 2013, Mr. Short made an election to be paid in stock, rather than cash, for interest accruing under the notes from February 2013 through June 2014.  In connection with the election, in 2013 we (i) issued to Mr. Short 82 shares of common stock and (ii) issued a PIK warrant with 234 underlying shares of common stock, and increased the shares underlying Mr. Short’s convertible notes by 234 shares as payment for interest accruing under the convertible notes from February 2013 through October 2013.  The terms of the notes beneficially owned by Mr. Halpern were impacted by the Modification.

As a result of the Exchange, warrants beneficially owned by Mr. Short for the purchase of up to 2,020 shares of common stock ($14.00 per share exercise prices and expirations of July 2017 and May 2018), including the PIK warrant, were cancelled in exchange for 6,674 shares of our common stock which were not required to be issued until after our shareholders vote to approve an increase in our authorized shares of common stock, which occurred May 30, 2014.

Transactions with Mark McKnight

In January 2014, we purchased all of the outstanding shares of H&N for $2.0 million in cash, plus promissory notes for $3,250,000 with an annual interest rate of 1%.  Mark McKnight, our current senior vice president of contract manufacturing and president of H&N, and his wife collectively owned a majority interest in H&N prior to the acquisition.  In connection with our acquisition of H&N, Mark McKnight received $670,000 and a promissory note for $1,350,000 and Nicole McKnight, his wife, received $670,000 and a promissory note for $1,350,000.  We had the option to pay principal and accrued interest under the notes in either cash or in our common stock, however, if we issued shares to our former warrants holders upon an increase in authorized shares, under the terms of the Exchange, then we were required to settle any outstanding balance on the notes through the issuance of shares of our common stock.  On May 30, 2014, we issued 225,925 shares of common stock to settle Mark McKnight’s note and 225,925 shares of common stock to settle Nicole McKnight’s note.  The notes were converted at a conversion price of $6.00 per share.  Under the terms of the notes, the conversion price was based on the volume weighted average price of our common stock for the thirty trading days ending on the second business day immediately prior to conversion, but in no event was the conversion price be lower than $6.00 or higher than $12.00.

On January 17, 2014, we entered into a 5% unsecured promissory note with Nicole McKnight for $132,987, with $66,500 plus accrued interest due on December 31, 2014, with the remaining principal and accrued interest due on December 31, 2015.

During 2013, we had product sales totaling $640,519 to H&N.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely on the review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2013, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except as follows: a Form 4 for Henk W. Hoogenkamp, reporting one transaction, was filed late; a Form 3 for Robert D. Smith, reporting no holdings, was filed late and a Form 3 for Robert S. Kopriva, reporting no holdings, was filed late.

OTHER BUSINESS

Our management knows of no other business to be brought before the 2014 Annual Meeting of Shareholders.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, without charge, by writing to J. Dale Belt, our corporate secretary, at our principal executive offices at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253.

By Order of the Board of Directors

J. Dale Belt Secretary
Scottsdale, Arizona
July 1, 2014

Appendix A
RiceBran Technologies

2014 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this RiceBran Technologies 2014 Equity Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non‑Employee Directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.  The Plan, as set forth herein, is effective as of the Effective Date (as defined in Article XIV).

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1               “Acquisition Event” means a merger, reorganization or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

2.2               “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or any Affiliate; (d) any corporation, trade or business (including a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any Affiliate has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3               “Appreciation Award” means any Stock Option or any Other Stock-Based Award that is based on the appreciation in value of a share of Common Stock in excess of an amount at least equal to the Fair Market Value on the date such Other Stock-Based Award is granted.

2.4               “Award” means any award granted or made under the Plan of any Stock Option, Restricted Stock, Other Stock-Based Award or Performance-Based Cash Award.

2.5               “Board” means the Board of Directors of the Company.

2.6               “Cause” means, with respect to a Participant’s Termination of Employment or Termination of Consultancy: unless otherwise determined by the Committee at the time of the grant of the Award, (a) termination due to (i) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by the Participant of an illegal act, dishonesty or fraud that could have a material adverse effect on the Company or its assets or reputation; or (iii) the Participant’s willful misconduct with regard to the Company, as determined by the Committee.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under Delaware law.

2.7               “Change in Control” unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee and subject to Section 13.14(b), means the occurrence of any of the following:

(a)                the acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 45% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board (the “Company Voting Securities”), calculated on a fully diluted basis after giving effect to such acquisition;

(b)                 an election of Persons to the Board that causes two-thirds of the Board to consist of Persons other than (i) members of the Board on the Effective Date and (ii) Persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of Persons who were members of the Board on the Effective Date; provided that any Person nominated for election by a Board at least two-thirds of which consisted of Persons described in clauses (i) or (ii) or by Persons who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of Persons described in clause (i);

(c)                 the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person.

2.8               “Change in Control Price” has the meaning set forth in Section 10.1.

2.9               “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.10            “Committee” means:  (a) with respect to the application of the Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board consisting of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3, a “nonemployee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m), an “outside director” as defined under Section 162(m); and (iii) as applicable, an “independent director” as defined under the NASDAQ Listing Rules; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board.  To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m), such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.11            “Common Stock” means the common stock of the Company.

2.12            “Company” means RiceBran Technologies, a California corporation, and its successors by operation of law.

2.13            “Competitor” means any Person that is, directly or indirectly, in competition with the business or activities of the Company and its Affiliates.

2.14            “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.15            “Detrimental Activity” means:

(a)                 without written authorization from the Company, disclosure to any Person outside the Company and its Subsidiaries, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Subsidiaries, at any time, of any confidential or proprietary information of the Company or any of its Affiliates acquired by the Participant at any time prior to the Participant’s Termination;

(b)                 any activity while employed or performing services that results, or if known could have reasonably been expected to result, in the Participant’s Termination for Cause;

(c)                 without written authorization from the Company, directly or indirectly, in any capacity whatsoever, (i) own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any Competitor; (ii) solicit, aid or induce any customer of the Company or any Subsidiary to curtail, reduce or terminate its business relationship with the Company or any Subsidiary, or in any other way interfere with any such business relationships with the Company or any Subsidiary; (iii) solicit, aid or induce any employee, representative or agent of the Company or any Subsidiary to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent; or (iv) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company, its Subsidiaries and any of their respective vendors, joint venturers or licensors;

(d)                 a material breach of any restrictive covenant contained in any agreement between the Participant and the Company or an Affiliate.

Only the Chief Executive Officer or the Chief Financial Officer of the Company (or his or her designee, as evidenced in writing) shall have the authority to provide the Participant with written authorization to engage in the activities contemplated in subsections (a) and (c).

2.16            “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.

2.17            “Effective Date” means the effective date of the Plan as defined in Article XIV.

2.18            “Eligible Employee” means an employee of the Company or an Affiliate.

2.19            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.20            “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.21            “Fair Market Value” unless otherwise required by any applicable provision of the Code, means as of any date and except as provided below, (a) the five-day daily volume-weighted average price reported for the Common Stock on such date: (i) as reported on the principal national securities exchange in the United States on which it is then traded; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or (b) if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted.  If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.

2.22            “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.23            “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24            “Individual Target Award” has the meaning in Section 9.1.

2.25            “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

2.26            “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

2.27            “Other Extraordinary Event” has the meaning in Section 4.2(b).

2.28            “Other Stock-Based Award” means an Award under Article VIII that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.29            “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.30            “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.31            “Performance-Based Cash Award” means a cash Award under Article IX that is payable or otherwise based on the attainment of certain pre-established performance goals during a Performance Period.

2.32            “Performance Criteria” has the meaning set forth in Exhibit A.

2.33            “Performance Period” means each fiscal year of the Company or such other period (as specified by the Committee) over which the attainment of performance goals is measured.

2.34            “Performance Share” means an Other Stock-Based Award of the right to receive a number of shares of Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.35            “Performance Unit” means an Other Stock-Based Award of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both, at the end of a specified Performance Period.

2.36            “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.37            “Plan” means this RiceBran Technologies 2014 Equity Incentive Plan, as amended from time to time.

2.38            “Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions pursuant to Article VII.

2.39            “Restriction Period” has the meaning set forth in Section 7.3(a).

2.40            “Rule 16b-3” means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.41            “Section 162(m)” means the exception for performance-based compensation under Section 162(m) of the Code.

2.42            “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.43            “Section 409A Covered Award” has the meaning set forth in Section 13.14.

2.44            “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code.

2.45            “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.46            “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.47            “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.48            “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.49            “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50            “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or a Subsidiary; or (b) when an entity that is retaining a Participant as a Consultant ceases to be a Subsidiary unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Subsidiary at the time the entity ceases to be a Subsidiary.  In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.51            “Termination of Directorship” means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52            “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and its Subsidiaries; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Subsidiary at the time the entity ceases to be a Subsidiary.  In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.53            “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1               The Committee.  The Plan shall be administered and interpreted by the Committee.

3.2               Grant and Administration of Awards.  The Committee shall have full authority and discretion, as provided in Section 3.6, to grant and administer Awards including the authority to:

(a)                 select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted;

(b)                 determine the number of shares of Common Stock to be covered by each Award;

(c)                 determine the type and the terms and conditions, not inconsistent with the terms of the Plan, of each Award (including, but not limited to, the exercise or purchase price (if any), Fair Market Value, as applicable, and any restriction or limitation or any vesting or exercisability schedule or acceleration thereof);

(d)                 determine whether a Stock Option is an Incentive Stock Option or Non‑Qualified Stock Option;

(e)                 determine whether to require a Participant, as a condition of the granting of any Award, to refrain from selling or otherwise disposing of Common Stock acquired pursuant to such Award for a period of time as determined by the Committee;

(f)                  condition the grant, vesting or payment of any Award on the attainment of performance goals (including goals based on the Performance Criteria) over a Performance Period, set such goals and such period, and certify the attainment of such goals;

(g)                 amend, after the date of grant, the terms that apply to an Award upon a Participant’s Termination, provided that such amendment does not reduce the Participant’s rights under the Award;

(h)                determine the circumstances under which Common Stock and other amounts payable with respect to an Award may be deferred automatically or at the election of the Participant, in each case in a manner intended to comply with or be exempt from Section 409A;

(i)                   generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of the Company in connection with the Plan that are not inconsistent with the provisions of the Plan;

(j)                   construe and interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto) and make all other determinations necessary or advisable for the administration of this Plan; and

(k)                  correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto.

3.3               Award Agreements.  All Awards shall be evidenced by, and subject to the terms and conditions of, a written notice provided by the Company to the Participant or a written agreement executed by the Company and the Participant.

3.4               Guidelines.  The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem necessary or advisable.  The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdiction to comply with applicable tax and securities laws and may impose such limitations and restrictions that it deems necessary or advisable to comply with the applicable tax and securities laws of such domestic or foreign jurisdiction.

3.5               Delegation; Advisors.  The Committee may, as it from time to time as it deems advisable, to the extent permitted by applicable law and stock exchange rules:

(a)                 delegate its responsibilities to officers or employees of the Company and its Affiliates, including delegating authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee; and

(b)                 engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person.  Expenses incurred by the Committee or the Board in the engagement of any such person shall be paid by the Company.

3.6              Decisions Final.  All determinations, evaluations, elections, approvals, authorizations, consents, decisions, interpretations and other actions made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole and absolute discretion of all and each of them, and shall be final, binding and conclusive on all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

3.7               Procedures.  If the Committee is appointed, the Committee shall hold meetings, subject to the Bylaws of the Company, at such times and places as it shall deem advisable, including by telephone conference or by written consent.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.8               Liability; Indemnification.

(a)                 The Committee, its members and any delegate or Person engaged pursuant to Section 3.5 shall not be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent permitted by applicable law, no officer or employee of the Company or any Affiliate or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b)                 To the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such person, each current or former officer or employee of the Company or any Affiliate and member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such person’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification provided for under applicable law or under the Articles of Incorporation or Bylaws of the Company or any Affiliate or any indemnification agreements between the Company and such current or former officer or employee of the Company.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.

ARTICLE IV

SHARE LIMITATIONS

4.1               Shares.

(a)                 General Limitations.

(i)               The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted over the term of the Plan shall not exceed 1,600,000 shares (subject to any increase or decrease pursuant to Section 4.2).

(ii)               If any Appreciation Award expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised portion shall again be available under the Plan.  If shares of Restricted Stock or Other Stock-Based Awards that are not Appreciation Awards are forfeited for any reason, the number of forfeited shares comprising or underlying the Award shall again be available under the Plan.

(iii)            The number of shares available under the Plan shall be reduced by (A) the total number of Appreciation Awards that have been exercised, regardless of whether any shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net exercise or settlement, and (B) all shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award.  In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan.  Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any shares under the Plan.

(iv)            Shares issued under the Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company, or both.

(b)                 Individual Participant Limitations.

(i)                the maximum number of shares of Common Stock that may be made subject to Stock Options, Restricted Stock or Other Stock-Based Awards denominated in shares of Common Stock granted to each Eligible Employee or Consultant during any fiscal year of the Company is 500,000 shares per type of Award (subject to increase or decrease pursuant to Section 4.2); provided that the maximum number of shares of Common Stock for all types of Awards during any fiscal year of the Company that may be granted to each Eligible Employee or Consultant is 500,000 shares (subject to increase or decrease pursuant to Section 4.2); and

(ii)              the maximum value at grant of Other Stock-Based Awards denominated in dollars and Performance-Based Cash Awards that may be granted during any fiscal year of the Company to each Eligible Employee or Consultant is $3,000,000; provided, however, that the foregoing limit shall be adjusted on a proportionate basis for any Performance Period that is not based on one fiscal year of the Company; provided, however, that the foregoing individual Participant limits shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted during a fiscal year to an individual Participant are not actually made subject to an Award in a fiscal year, the number of shares of Common Stock available for Awards to such Participant automatically shall increase in the subsequent fiscal years during the term of the Plan until used.

4.2               Changes.

(a)                 The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b)                 Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin off, split off, reorganization or partial or complete liquidation, issuance of rights or warrants to purchase Common Stock or securities convertible into Common Stock, sale or transfer of all or part of the Company’s assets or business, or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (each, a “Section 4.2 Event”), then (i) the aggregate number or kind of shares that thereafter may be issued under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the purchase or exercise price of Awards, or (iv) the individual Participant limits set forth in Section 4.1(b) (other than cash limitations) shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan.  In connection with any Section 4.2 Event, the Committee may provide for the cancellation of outstanding Awards and payment in cash or other property in exchange therefor.  In addition, subject to Section 4.2(d), in the event of any change in the capital structure of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee may make the adjustments described in clauses (i) through (iv) above as it determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan.  Notice of any such adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be binding for all purposes of the Plan.  Except as expressly provided in this Section 4.2(b) or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.  Notwithstanding the foregoing, (x) any adjustments made pursuant to Section 4.2(b) to Awards that are considered “non-qualified deferred compensation” within the meaning of Section 409A shall be made in a manner intended to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to Section 4.2(b) to Awards that are not considered “non-qualified deferred compensation” subject to Section 409A shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.

(c)                 Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half, except to the extent that applicable law requires prohibits rounding down, in which event fractions less than on-half shall be rounded up.  No cash settlements shall be made with respect to fractional shares eliminated by rounding except as required by applicable law.

(d)                 Upon the occurrence of an Acquisition Event, the Committee may terminate all outstanding and unexercised Stock Options or any Other Stock-Based Award that provides for a Participant-elected exercise (collectively, “Exercisable Awards”), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Exercisable Awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void and the applicable provisions of Section 4.2(b) and Article X shall apply.  For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value on the date of the Acquisition Event without payment of consideration therefor.  If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article X shall apply.

4.3               Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1              General Eligibility.  All current and prospective Eligible Employees and Consultants, and current Non-Employee Directors, are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.  Notwithstanding anything herein to the contrary, no Award under which a Participant may receive shares of Common Stock may be granted to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate if such shares of Common Stock do not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director if such shares are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A of the Code.

5.2               Incentive Stock Options.  Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3               General Requirement.  The grant of Awards to a prospective Eligible Employee or Consultant and the vesting and exercise of such Awards shall be conditioned upon such Person actually becoming an Eligible Employee or Consultant; provided, however, that no Award may be granted to a prospective Eligible Employee or Consultant unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions (and, in the case of an Award to an Eligible Employee or Consultant pursuant to which Common Stock would be issued prior to such Person performing services for the Company, the Company may require payment by cash or check in order to ensure proper issuance of the shares in compliance with applicable law).  Awards may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

ARTICLE VI

STOCK OPTIONS

6.1              Stock Options.  Each Stock Option shall be one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.  The Committee shall have the authority to grant to any Eligible Employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options.  The Committee shall have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options.  Each Option granted under this Plan will be identified as an Incentive Stock Option or a Non-Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.2               Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

6.3                Terms of Stock Options.  Stock Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)                 Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee on or before the date of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value on the date of grant.

(b)                 Stock Option Term.  The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years).

(c)                 Exercisability.

(i)                Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  Notwithstanding any other provision of the Plan to the contrary, the vesting period applicable to Stock Options shall be no less than (A) one year, if vesting is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years (with no more than one-third of the shares subject thereto vesting on each of the first three anniversaries of the date of grant), if the vesting is based solely on the continued performance of services by the Participant; provided, that the Committee shall be authorized (at the time of grant or thereafter) to provide for earlier vesting in the event of a Change in Control or a Participant’s retirement, death or Disability.  Subject to the immediately preceding sentence, the Committee may waive any limitations on exercisability at any time at or after grant in whole or in part, in its discretion.

(ii)              Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (B) as a condition of the exercise of a Stock Option, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (C) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the earlier of the date the Stock Option is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized (whether at the time of exercise or thereafter) as a result of the exercise. Unless otherwise determined by the Committee at grant, the foregoing provision shall cease to apply upon a Change in Control.

(d)                Method of Exercise.  To the extent vested, a Stock Option may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Committee (or its designee) specifying the number of shares of Common Stock to be purchased.  Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law and authorized by the Committee, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including  the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances)).  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)                 Non-Transferability of Options.  No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine that a Non-Qualified Stock Option that otherwise is not Transferable pursuant to this section is Transferable to a Family Member in whole or in part, and in such circumstances, and under such conditions as specified by the Committee.  A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be Transferred subsequently other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement.

(f)                  Termination by Death or Disability.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(g)                 Involuntary Termination Without Cause.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant’s Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)                 Voluntary Termination.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant’s Termination is voluntary (other than a voluntary Termination described in subsection (i)(ii) below), all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)                   Termination for Cause.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant’s Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall terminate and expire on the date of such Termination.

(j)                   Unvested Stock Options.  Unless otherwise determined by the Committee, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.

(k)                 Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the date an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)                  Form, Modification, Extension and Renewal of Stock Options.  Stock Options may be evidenced by such form of agreement as is approved by the Committee.  The Committee may (i) modify, extend or renew outstanding Stock Options (provided that (A) the rights of a Participant are not reduced without his or her consent and (B) such action does not subject the Stock Options to Section 409A or otherwise extend the Stock Options beyond their stated term), and (ii) accept the surrender of outstanding Stock Options and authorize the granting of new Stock Options in substitution therefor.  Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(m)               No Reload Options.  Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

ARTICLE VII

RESTRICTED STOCK

7.1                Awards of Restricted Stock.  The Committee shall determine the Participants, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture or to restrictions on transfer, and all other terms and conditions of the Awards.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any vesting of Restricted Stock, all unvested Restricted Stock shall be immediately forfeited, and (B) in the event the Participant engages in Detrimental Activity during the one year period after any vesting of such Restricted Stock, the Committee shall be entitled to recover from the Participant (at any time within one year after such engagement in Detrimental Activity) an amount equal to the Fair Market Value as of the vesting date(s) of any Restricted Stock that had vested in the period referred to above. Unless otherwise determined by the Committee at grant, the foregoing shall cease to apply upon a Change in Control.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors as the Committee may determine.

7.2               Awards and Certificates.  The Committee may require, as a condition to the effectiveness of an Award of Restricted Stock, that the Participant execute and deliver to the Company an Award agreement or other documentation and comply with the terms of such Award agreement or other documentation. Further, Restricted Stock shall be subject to the following conditions:

(a)                 Purchase Price.  The purchase price of Restricted Stock, if any, shall be fixed by the Committee.  In accordance with Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law.

(b)                Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RiceBran Technologies (the “Company”) 2014 Equity Incentive Plan (as amended from time to time, the “Plan”), and an Award Agreement entered into between the registered owner and the Company dated __________.  Copies of such Plan and Agreement are on file at the principal office of the Company.”

(c)                 Custody.  If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that such stock certificates be held in custody by the Company until the restrictions on the shares have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

7.3               Restrictions and Conditions.  Restricted Stock shall be subject to the following restrictions and conditions:

(a)                 Restriction Period.

(i)                The Participant shall not be permitted to Transfer shares of Restricted Stock, and the Restricted Stock shall be subject to a risk of forfeiture (collectively, “restrictions”) during the period or periods set by the Committee (the “Restriction Periods”), as set forth in the Restricted Stock Award agreement.  The Committee may provide for the lapse of the restrictions in whole or in part (including in installments) based on service, attainment of performance goals or such other factors or criteria as the Committee may determine, and may waive all or any part of the restrictions at any time subject to Section 7.3(a)(iii).

(ii)              If the grant of Restricted Stock or the lapse of restrictions is based on the attainment of performance goals, such performance goals shall be established by the Committee in writing on or before the date the grant of Restricted Stock is made and while the outcome of the performance goals is substantially uncertain and that is permitted under Section 162(m) with regard to an Award of Restricted Stock that is intended to comply with Section 162(m).  Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances.

(iii)            Notwithstanding any other provision of the Plan to the contrary, the Restriction Period with respect to any Restricted Stock Award shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years (with restrictions as to no more than one-third of the shares subject thereto lapsing on each of the first three anniversaries of the date of grant), if the lapsing of restrictions is based solely on the continued performance of services by the Participant; provided, that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Change in Control or a Participant’s retirement, death or Disability; and provided further, that Restricted Stock Awards with respect to up to 10% of the total number of shares of Common Stock reserved for Awards may be exempt from the foregoing limitations.

(b)                 Rights as a Stockholder.  Except as otherwise determined by the Committee, the Participant shall have all the rights of a holder of shares of Common Stock of the Company with respect to Restricted Stock, subject to the following provisions of this Section 7.3(b). Except as otherwise determined by the Committee, (i) the Participant shall have no right to tender shares of Restricted Stock, (ii) dividends or other distributions (collectively, “dividends”) on shares of Restricted Stock shall be withheld, in each case, while the Restricted Stock is subject to restrictions, and (iii) in no event shall dividends or other distributions payable thereunder be paid unless and until the shares of Restricted Stock to which they relate no longer are subject to a risk of forfeiture. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends shall be paid to the Participant in the same form as paid on the Common Stock upon the lapse of the restrictions.

(c)                 Termination.  Upon a Participant’s Termination for any reason during the Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant, or, if no rights of a Participant are reduced, thereafter.

(d)                 Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant, and any and all unpaid distributions or dividends payable thereunder shall be paid.  All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1               Other Awards.  The Committee is authorized to grant Other Stock‑Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock appreciation rights, stock equivalent units, restricted stock units, Performance Shares, Performance Units and Awards valued by reference to book value of shares of Common Stock.

The Committee shall have authority to determine the Participants, to whom, and the time or times at which, Other Stock-Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of performance goals (including, performance goals based on the Performance Criteria) or such other factors as the Committee may determine.  If the grant or vesting of an Other Stock-Based Award is based on the attainment of performance goals, such performance goals shall be established by the Committee in writing on or before the date the grant of Other Stock-Based Award is made and while the outcome of the performance goals is substantially uncertain and that is permitted under Section 162(m) with regard to an Other Stock-Based Award that is intended to comply with Section 162(m).  Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances).

8.2               Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a)                 Non-Transferability.  The Participant may not Transfer Other Stock-Based Awards or the Common Stock underlying such Awards prior to the date on which the underlying Common Stock is issued, or, if later, the date on which any restriction, performance or deferral period applicable to such Common Stock lapses.

(b)                Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to receive dividends, dividend equivalents or other distributions (collectively, “dividends”) with respect to shares of Common Stock covered by Other Stock-Based Awards. Except as otherwise determined by the Committee, dividends with respect to unvested Other Stock-Based Awards shall be withheld until such Other Stock-Based Awards vest. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends shall be paid to the Participant in the same form as paid on the Common Stock or such other form as is determined by the Committee upon the lapse of the restrictions.

(c)                 Vesting.  Other Stock Based Awards and any underlying Common Stock shall vest or be forfeited to the extent set forth in the applicable Award agreement or as otherwise determined by the Committee.  At the expiration of any applicable Performance Period, the Committee shall determine the extent to which the relevant performance goals are achieved and the portion of each Other Stock-Based Award that has been earned.   The Committee may, at or after grant, accelerate the vesting of all or any part of any Other Stock-Based Award.  Notwithstanding any other provision of the Plan to the contrary, the minimum vesting period with respect to any Other Stock-Based Awards shall be no less than (i) one year, if the vesting is based (in whole or in part) on the attainment of one or more performance goals, and (ii) three years (with restrictions as to no more than one-third of the shares subject thereto lapsing on each of the first three anniversaries of the date of grant), if the vesting is based solely on the continued performance of services by the Participant; provided, that, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change in Control or a Participant’s retirement, death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1, Other Stock-Based Awards with respect to up to 10% of the total number of shares of Common Stock reserved for Awards may be exempt from the foregoing limitations.

(d)                Payment.  Following the Committee’s determination in accordance with subsection (c) above, shares of Common Stock or, as determined by the Committee, the cash equivalent of such shares shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Other Stock-Based Award.  Notwithstanding the foregoing, the Committee may exercise negative discretion by providing in an Other Stock-Based Award the discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals or subject the payment of all or part of any Other Stock-Based Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e)                 Detrimental Activity.  Unless otherwise determined by the Committee at grant, each Other Stock-Based Award shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any vesting of such Other Stock-Based Award, all unvested Other Stock-Based Award shall be immediately forfeited, and (B) in the event the Participant engages in Detrimental Activity during the one year period after any vesting of such Other Stock-Based Award, the Committee shall be entitled to recover from the Participant (at any time within the one-year period after such engagement in Detrimental Activity) an amount equal to any gain the Participant realized from any Other Stock-Based Award that had vested in the period referred to above.  Unless otherwise determined by the Committee at grant, the foregoing provision shall cease to apply upon a Change in Control.

(f)                  Price.  Common Stock issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article VIII shall be priced as determined by the Committee.

(g)                 Termination.  Upon a Participant’s Termination for any reason during the Performance Period, the Other Stock-Based Awards will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

ARTICLE IX

PERFORMANCE-BASED CASH AWARDS

9.1               Performance-Based Cash Awards.  The Committee shall have authority to determine the Eligible Employees and Consultants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance goals (including performance goals based on the Performance Criteria) established pursuant to Section 9.2(c) and such other factors as the Committee may determine, including to comply with the requirements of Section 162(m).  The Committee may establish different performance goals for different Participants.

Subject to Section 9.2(c), for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”).  An Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula based on achievement of performance goals, or an amount determined pursuant to an objective formula or standard.  The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance Period.  At the time the performance goals are established (as provided in Section 9.2(c)), the Committee shall prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100% of an Individual Target Award) that may be earned or payable based upon the degree of attainment of the performance goals during the Performance Period.  Notwithstanding anything else herein, the Committee may exercise negative discretion by providing in an Individual Target Award the discretion to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance goals; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance-Based Cash Award earned based on achievement of the applicable performance goals shall be permitted for any Performance Period in which a Change in Control occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance-Based Cash Awards for the prior Performance Periods have not been paid by the time of the Change in Control, with regard to individuals who were Participants at the time of the Change in Control.

9.2               Terms and Conditions.  Performance-Based Cash Awards shall be subject to the following terms and conditions:

(a)                 Committee Certification.  At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and, if applicable, the percentage of the Performance-Based Cash Award that has been vested and earned.

(b)                 Waiver of Limitation.  In the event of the Participant’s Disability or death, or in cases of special circumstances (to the extent permitted under Section 162(m) with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m)), the Committee may waive in whole or in part any or all of the limitations imposed thereunder with respect to any or all of a Performance-Based Cash Award.

(c)                 Performance Goals, Formulae or Standards.  The performance goals for the earning of Performance-Based Cash Awards shall be established by the Committee in writing on or before the date the grant of Performance-Based Cash Award is made and while the outcome of the performance goals is substantially uncertain and that is permitted under Section 162(m) with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m).  Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar type events or circumstances.

(d)                Payment.  Following the Committee’s determination and certification in accordance with subsection (a) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his legal representative, in accordance with the terms and conditions set forth in Performance-Based Cash Award agreement, but in no event, except as provided in the next sentence, shall such amount be paid later than the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends (or, if later, the year in which the Award is earned); or (ii) two and one-half months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends.  Notwithstanding the foregoing, the Committee may place such conditions on the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine and prior to the beginning of a Performance Period the Committee may (A) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (B) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award.  Any Performance-Based Cash Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance-Based Cash Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Section 162(m).  To the extent applicable, any deferral under this Section 9.2(d) shall be made in a manner intended to comply with or be exempt from the applicable requirements of Section 409A.  Notwithstanding the foregoing, the Committee may exercise negative discretion by providing in a Performance-Based Cash Award the discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals.

(e)                 Termination.  Unless otherwise determined by the Committee at the time of grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), no Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a Termination prior to the date such Performance-Based Cash Award is paid and the performance-Based Cash Awards only shall be deemed to be earned when actually paid.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1            In the event of a Change in Control of the Company, except as otherwise provided by the Committee in an Award agreement or otherwise in writing, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a)                 Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), and Restricted Stock or other Awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional Restricted Stock or any other Award in lieu of any cash distribution.  Notwithstanding anything to the contrary herein, any assumption or substitution of Incentive Stock Options shall be structured in a manner intended to comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto).

(b)                 Awards may be canceled in exchange for an amount of cash equal to the Change in Control Price (as defined below) per share of Common Stock covered by such Awards), less, in the case of an Appreciation Award, the exercise price per share of Common Stock covered by such Award.  The “Change in Control Price” means the price per share of Common Stock paid in the Change in Control transaction.

(c)                 Appreciation Awards may be cancelled without payment, if the Change in Control Price is less than the exercise price per share of such Appreciation Awards.

Notwithstanding anything else herein, the Committee may provide for accelerated vesting or lapse of restrictions, of an Award at any time.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board, or the Committee (to the extent permitted by law), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary or advisable to ensure that the Company may comply with any regulatory requirement referred to in Article XIII or Section 409A), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant and, provided further, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (b) increase the maximum individual Participant limits under Section 4.1(b) (except by operation of Section 4.2); (c) change the classification of individuals eligible to receive Awards under the Plan; (d) extend the maximum term of Options; (e)  alter the Performance Criteria; (f) other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Stock Options or Appreciation Awards, or cancel outstanding Stock Options or Appreciation Awards (where, prior to the reduction or cancellation, the exercise price exceeds the Fair Market Value on the date of cancellation) in exchange for cash, other Awards or Stock Options or Appreciation Awards with an exercise price that is less than the exercise price of the original Stock Options or Appreciation Awards; (g) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) or, to the extent applicable to Incentive Stock Options, Section 422 of the Code or (h) require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided that no such amendment reduces the rights of any Participant without the Participant’s consent.  Actions taken by the Committee in accordance with Article IV shall not be deemed to reduce the rights of any Participant.

Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award at any time without a Participant’s consent to comply with Section 409A or any other applicable law.

ARTICLE XII

UNFUNDED PLAN

The Plan is an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1            Legend.  The Committee may require each person receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request.  In addition to any legend required by the Plan, the certificates or book entry accounts for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  If necessary or advisable in order to prevent a violation of applicable securities laws or to avoid the imposition of public company reporting requirements, then, notwithstanding anything herein to the contrary, any stock-settled Awards shall be paid in cash in an amount equal to the Fair Market Value on the date of settlement of such Awards.

13.2            Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3            No Right to Employment/Consultancy/Directorship.  Neither the Plan nor the grant of any Award thereunder shall give any Participant or other person any right to continued employment, consultancy or directorship by the Company or any Affiliate, or limit in any way the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

13.4            Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash thereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.  Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.  Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.  Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

13.5            No Assignment of Benefits.  No Award or other benefit payable under the Plan shall, except as otherwise specifically provided in the Plan or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.6            Listing and Other Conditions.  If at any time counsel to the Company shall be of the opinion that any offer or sale of Common Stock pursuant to an Award is or may be unlawful or prohibited, or will or may result in the imposition of excise taxes on the Company, under the statutes, rules or regulations of any applicable jurisdiction or under the rules of the national securities exchange on which the Common Stock then is listed, the Company shall have no obligation to make such offer or sale, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to the Common Stock or Awards, and the right to exercise any Option or Exercisable Award shall be suspended until, in the opinion of said counsel, such offer or sale shall be lawful, permitted or will not result in the imposition of excise taxes on the Company.

13.7            Governing Law.  The Plan and matters arising under or related to it shall be governed by and construed in accordance with the internal laws of the State of California to the extent required by California law without giving effect to its principles of conflicts of laws.

13.8            Construction.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  As used herein, (a) “or” shall mean “and/or” and (b) “including” or “include” shall mean “including, without limitation.”  Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

13.9            Other Benefits.  No Award, whether at grant or payment, shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.

13.10        Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards.

13.11        No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and each Award to an individual Participant need not be the same.

13.12        Death/Disability.  The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary or advisable to establish the validity of the transfer of an Award.  The Committee also may require that the transferee agree to be bound by all of the terms and conditions of the Plan.

13.13        Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.

13.14        Section 409A.  Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A.  In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or for any damages for failing to comply with Section 409A.  Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)                 A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service.  Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death.  All payments delayed pursuant to this Section 13.14(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

(b)                 With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A, subject to Section 13.14(a).

(c)                 For purposes of Code Section 409A, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d)                 Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.15        Successor and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

13.16        Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.17        Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

13.18         Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.19        Recoupment.  All Awards granted or other compensation paid by the Company under the Plan, including any shares of Common Stock issued under any Award thereunder, will be subject to: (i) any compensation recapture policies established by the Board or the Committee from time to time and in effect at the time of grant of the Award, and (ii) any compensation recapture policies to the extent required pursuant to any applicable law (including, without limitation, the Dodd-Frank Act) or the rules and regulations of any national securities exchange on which the shares of Common Stock are then traded.

13.20        Reformation.  If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

13.21       Electronic Communications.  Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Exercisable Award, or other document or notice required or permitted by the Plan or an Award that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures also may be electronic if permitted by the Committee. The term “written agreement” as used in the Plan shall include any document that is delivered and/or accepted electronically.

13.22        Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for Common Stock, or any other rights to purchase or acquire Common Stock  (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”).  The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

13.23        Insider Trading Policy.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan was adopted by the Board on June 25, 2014, effective on such date (the “Effective Date”).  The Plan was approved by the stockholders of the Company on _________.

ARTICLE XV

TERM OF PLAN

No Award shall be granted on or after the tenth anniversary of the earlier of (a) the date the Plan is adopted or (b) the date of stockholder approval of the Plan, provided that Awards granted prior to such tenth anniversary may extend beyond that date in accordance with the terms of the Plan. Awards (other than Stock Options or stock appreciation rights) may be based on such Performance Criteria in order to qualify for the “performance-based compensation” exception under Section 162(m) of the Code.

EXHIBIT A

PERFORMANCE CRITERIA

Performance goals established for purposes of the grant or vesting of performance-based Awards of Restricted Stock, Other Stock-Based Awards or Performance-Based Cash Awards that are intended to be “performance-based” under Section 162(m) shall be based on one or more of the following performance criteria (“Performance Criteria”):

(1)	enterprise value or value creation targets;

(2)	income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;

(3)	cash flow including, but not limited to, from operations or free cash flow;

(4)	specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Committee;

(5)	net sales, revenues, net income or earnings before income tax or other exclusions;

(6)	operating margin; return on operating revenue or return on operating profit;

(7)	return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;

(8)	market capitalization, fair market value of the shares of the Company’s Common Stock, franchise value (net of debt), economic value added;

(9)	total stockholder return or growth in total stockholder return (with or without dividend reinvestment);

(10)	proprietary investment results;

(11)	estimated market share;

(12)	expense management/control or reduction (including without limitation, compensation and benefits expense);

(13)	customer satisfaction;

(14)	technological improvements/implementation, new product innovation;

(15)	collections and recoveries;

(16)	property/asset purchases;

(17)	litigation and regulatory resolution/implementation goals;

(18)	leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);

(19)	risk management/implementation;

(20)	development and implementation of strategic plans or organizational restructuring goals;

(21)	development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;

(22)	employee satisfaction or staff development;

(23)	formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base;

(24)	completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets; or

(25)	other Company specific operational metrics.

All Performance Criteria may be based upon the attainment of specified levels of the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) performance under one or more of the measures described above and may be measured relative to the performance of other corporations (or an affiliate, subsidiary, division, other operational unit, business segment or administrative department of another corporation or its affiliates).  Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both.  To the extent permitted under Section 162(m), (including compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee at grant, the measures used in Performance Criteria set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) of the Code and the regulations thereunder:

(a)                 all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) or the financial statements of the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate);

(b)                 all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) during the fiscal year or other applicable performance period; and

(c)                  all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any Performance Criteria are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Criteria are set and to the extent permitted under Section 162(m).

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

August 19, 2014
9:00 A.M. (Local Time)
Scottsdale Plaza Resort
7200 North Scottsdale Road
Scottsdale, AZ 85253

Presentation of this card is required
for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

RICEBRAN TECHNOLOGIES

RICEBRAN TECHNOLOGIES

6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Common Stock of Ricebran Technologies, a California corporation (the "Company"), hereby appoints W. John Short and J. Dale Belt, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2014 Annual Meeting of Shareholders of the Company, to be held at Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, AZ 85253, on Tuesday, August 19, 2014, at 9:00 A.M. local time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF RICEBRAN TECHNOLOGIES August 19, 2014 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The annual report and proxy statement are available at http://www.ricebrantech.com/InvestorRelations Please sign, date and mail your proxy card in the envelope provided as soon as possible.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  The Board of Directors recommends that you vote "FOR" the following: 1. Election of Directors: NOMINEES:  W. John Short David Goldman Baruch Halpern Henk W. Hoogenkamp Robert S. Kopriva Robert C. Schweitzer Peter A. Woog FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)  INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To approve the Ricebran Technologies 2014 Equity Incentive Plan;  3. To approve, on a nonbinding advisory basis, the compensation of our named executive officers; 4. To ratify our appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014; and  5. To transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3 and 4. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE= ENCLOSED POSTAGE PAID RETURN ENVELOPE. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.  Please check this box if you plan to attend the Annual Meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date:  Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF RICEBRAN TECHNOLOGIES August 19, 2014 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The annual report and proxy statement are available at http://www.ricebrantech.com/InvestorRelations Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE The Board of Directors recommends that you vote "FOR" the following: 1. Election of Directors: NOMINEES: W. John Short David Goldman Baruch Halpern Henk W. Hoogenkamp Robert S. Kopriva Robert C. Schweitzer Peter A. Woog To approve the Ricebran Technologies 2014 Equity Incentive Plan; To approve, on a nonbinding advisory basis, the compensation of our named executive officers; To ratify our appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014; and To transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3 and 4. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT Please check this box if you plan to attend the Annual Meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.